                                                                    EXHIBIT 10.1



                          AGREEMENT AND PLAN OF MERGER



                 AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") dated as of March 12, 1998 by and among KRUG LIFE SCIENCES INC., an Ohio corporation ("KLSI"), and TECHNOLOGY/SCIENTIFIC SERVICES, INC., an Ohio corporation ("TSSI") (KLSI and TSSI are hereinafter collectively referred to as the "COMPANIES"), on the one hand, and WYLE LABORATORIES, INC., a Delaware corporation ("WYLE"), on the other hand.

                 WHEREAS, KRUG INTERNATIONAL CORP., an Ohio corporation ("KRUG"), owns all of the issued and outstanding capital stock of the Companies (collectively, the "COMPANIES' SHARES");

                 WHEREAS, the Board of Directors Wyle has determined that it is in the best interests of Wyle to effectuate the recapitalization of the Old Wyle Shares (as defined below) for (i) shares of Series C Preferred Stock (as defined below) and (ii) shares of Special Common Stock (as defined below).

                 WHEREAS, the Boards of Directors of the Companies have each determined that it is in the best interests of the Companies and their respective shareholders for (i) the Companies to merge (the "MERGER") with and into Wyle, (ii) upon such Merger the Companies' Shares to be converted into shares of Series A-1 Preferred Stock (as defined below) shares of Series B Preferred Stock (as defined below), and if certain conditions are met, shares of Series D Preferred Stock (as defined below) upon the terms and subject to the conditions set forth herein, and for Wyle and the Companies to obtain from Krug a Covenant Not to Compete (as defined below);

                 WHEREAS, the Board of Directors of Wyle has determined that, following the recapitalization, it is in the best interests of Wyle and its stockholders for Wyle to engage in the Merger, upon the terms and subject to the conditions set forth herein;

                 WHEREAS, the Board of Directors of Krug has approved of the terms and conditions of this Agreement;

                 WHEREAS, the Boards of Directors of the Companies have approved of the terms and conditions of the Merger set forth herein; and

                 WHEREAS, the Board of Directors of Wyle has approved of the terms and conditions of the recapitalization of the capital stock of Wyle and the Merger set forth herein.





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                 NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS

         SECTION 1.1 Defined Terms. As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

                 "Acquisition Proposal" shall mean any offer or proposal for, or any indication of interest in, a merger or other business combination involving KLSI or TSSI or the acquisition of more than 10% of the outstanding voting securities in, or a substantial portion of the assets of, any of Krug, KLSI or TSSI, other than the transactions contemplated by this Agreement.

                 "Affiliate" shall have the meaning set forth in Rule 405 under the 1933 Act and the rules and regulations thereunder.

                 "Applicable Law" shall mean, with respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority applicable to such Person or any of its Affiliates or Plan Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer's, director's, employee's consultant's or agent's activities on behalf of such Person or any of its Affiliates or Plan Affiliates). The foregoing notwithstanding, "Applicable Laws" shall not include any Environmental Laws.

                 "Bid" shall mean any quotation, bid or proposal made by the subject entity that if accepted or awarded would lead to a contract with the U.S. Government or any other person for the design, manufacture and sale of products or the provision of service by the subject entity.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

                 "Companies' Assets" shall mean all of the Companies' businesses, personal and real properties, assets and rights of any kind whatsoever (tangible or intangible), including without limitation, those assets described in Section 4.18 of the Companies' Disclosure Statement (as defined below).





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                 "Companies' Facilities" shall mean all plants, offices,
manufacturing facilities, stores, warehouses, improvements, administration buildings, and real property and related facilities which are identified or listed on Section 4.19 of the Companies' Disclosure Schedule.

                 "Companies' Leased Real Properties" shall mean all leased real properties described in Companies' Leases.

                 "Companies' Leasehold Improvements" shall mean all leasehold improvements situated in or on the Companies' Leased Real Properties and owned by the Companies.

                 "Companies' Leases" shall mean all of the existing leases pursuant to which either of the Companies leases any real property.

                 "Companies' Leased Real Properties" shall mean all leased real properties described in the Companies' Leases.

                 "Companies' Owned Real Property" shall mean all real property owned in fee by either of the Companies, including without limitation all rights, easements and privileges appertaining or relating thereto, all buildings, fixtures, and improvements located thereon and all Companies' Facilities thereon, if any.

                 "Companies' Real Properties" shall mean both the Companies' Owned Real Properties and the Companies' Leased Real Properties.

                 "Contract" shall mean any agreement, contract, note, loan, evidence of indebtedness, purchase order, letter of credit, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation or commitment to which the subject entity is a party or is bound, whether oral or written, but excludes all the Companies' Leases or Wyle Leases, as the case may be, and all "employee benefit plans" and Krug Benefit Arrangements or Wyle Benefit Arrangements, as the case may be.

                 "Delaware Secretary" shall mean the Secretary of State of the State of Delaware.

                 "Environmental Permits" shall mean all licenses, permits, approvals, authorizations, consents or orders of, or filings with, any Governmental Authority, whether federal, state or local, required for the operation of the business of the subject entity under Environmental Laws.

                 "Governmental Authority" shall mean any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.





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
                 "Government Contract" shall mean any prime contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, letter contract, purchase order, delivery order, Bid, change order, or other contractual commitment of any kind between the subject entity and (i) the U.S. Government, (ii) any prime contractor of the U.S. Government, or (iii) any subcontractor with respect to any contract described in clauses (i) or
(ii).

                 "Government-Furnished Item" shall mean any personal property, equipment or fixture loaned, bailed or otherwise furnished to the subject entity by or on behalf of the U.S. Government that is or should be in the possession of the subject entity and is subject to any remaining U. S. Government rights.

                 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                 "Interim Balance Sheet" shall mean the interim balance sheet of the subject entity, which (i) with respect to the Companies, shall mean the Companies' balance sheet dated December 31, 1997, and (ii) with respect to Krug, shall mean Krug's balance sheet dated December 31, 1997.

                 "Interim Financial Statement" shall mean the Interim Balance Sheet of the subject entity and the statement of operations and cash flows of the subject entity for the period since the date of the Year-End Financial Statement and ending on the date of the Interim Balance Sheet, which shall be prepared in accordance with generally accepted accounting principles, consistently applied, but will not contain footnotes or cash flow statement and are subject to normal year-end adjustment.

                 "Krug Financial Statements" shall mean the Year-End Financial Statements for the years ending March 31, 1995, 1996 and 1997 of Krug and the Interim Financial Statements of Krug dated December 31, 1997, and the Year-End Financial Statements of the Companies for the year ending March 31, 1997 and the Interim Financial Statements dated December 31, 1997, of the Companies.

                 "Lien" means, with respect to any Companies' Assets or Wyle Assets, as the case may be, any mortgage, deed of trust, lien, pledge, charge, security interest or encumbrance of any kind in respect to such assets.

                 "Material Adverse Effect" shall mean a consequence that is materially adverse as to the business or financial condition of the subject entity.

                 "Ohio Secretary" shall mean the Secretary of State of the State of Ohio.

                 "Permits" shall mean all licenses, permits, franchises, approvals, authorizations, consents or order of, or filings with, any governmental authority, whether foreign, federal, state





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
or local, or any other person, owned or held by the subject entity for the respective operation of the subject entity's business. The foregoing notwithstanding, "Permits" shall not include any Environmental Permits.

                 "Person" shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority or political subdivision or any agency or instrumentality thereof.

                 "Plan Affiliate" shall mean any other Person which, together with such Person, would be treated as a single employer under Section 414 of the Code.

                 "Quarterdeck" shall mean Quarterdeck Investment Partners, Inc., a Delaware corporation.

                 "Subsidiary" shall mean any corporation, partnership, limited liability company, joint venture or other legal entity of which a subject entity (either alone or through or together with any other subsidiary) owns, directly or indirectly, fifty percent (50%) or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                 "Tax" shall mean and include all Federal, state, local and foreign income, franchise, alternative or add-on minimum tax, gross receipts, transfer, withholding on amounts paid to or by the subject entity, payroll, employment, license, property, sales, use, excise, escheat and other taxes, tariffs or governmental charges of any nature whatsoever, together with any interest, penalty or addition to tax attributable to such taxes.

                 "U.S. Government" shall mean the United States Government, including any agencies, commissions, branches, instrumentalities and departments thereof.

                 "Wyle Assets" shall mean all of Wyle's business, personal and real properties, assets and rights of any kind whatsoever (tangible or intangible), including without limitation, those assets described in Section
5.17 of the Wyle Disclosure Schedule.

                 "Wyle Facilities" shall mean all plants, offices, manufacturing facilities, stores, warehouses, improvements, administration buildings, and real property and related facilities which are identified or listed on Section 5.18 of the Wyle Disclosure Schedule.

                 "Wyle Financial Statements" shall mean Year-End Financial Statement and the Interim Financial Statement of Wyle.

                 "Wyle Leased Real Properties" shall mean all leased real properties described in the Wyle Leases.





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                 "Wyle Leasehold Improvements" shall mean all leasehold
improvements situated in or on the Wyle Leased Real Properties and owned by Wyle.

                 "Wyle Leases" shall mean all of the existing leases pursuant to which Wyle leases any real property.

                 "Wyle Owned Real Properties" shall mean all real properties owned in fee by Wyle, including all rights, easements and privileges appertaining or relating thereto, all buildings, fixtures, and improvements located thereon and all Wyle Facilities thereon, if any.

                 "Wyle Real Properties" shall mean both Wyle Owned Real Properties and Wyle Leased Real Properties.

                 "Year-End Financial Statement" shall mean the balance sheet dated March 31, in the case of Krug, and December 28, in the case of Wyle, and the related statements of operations, changes in owner's equity and cash flows for the year end on such date, and shall mean, with respect to the Companies, the balance sheet dated December 31, 1997 and the related statements of operations.

                 When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to followed by the words "without limitation." Reference herein to the Companies shall mean and refer to either or both of the Companies, unless the context clearly indicates otherwise.

         SECTION 1.2 Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:


         Term                                                Section
         ----                                                -------
         1933 Act                                            4.3
         1934 Act                                            4.3
         Actions                                             4.23
         Additional Agreements                               6.6
         AECA                                                4.16(h)
         Agreement                                           Preamble
         Agreement Regarding Employee Benefits               6.6(f)
         Closing                                             2.2
         Closing Date                                        2.2
         Companies                                           Preamble
         Companies' Disclosure Schedule                      4
         Companies' Licensed Rights                          4.26(a)

         Companies' Proprietary Rights                       4.26(a)
         Companies' Shares                                   Preamble
         Covenant Not to Compete                             6.6(c)
         Delaware Certificate of Merger                      2.1(b)
         Delaware Law                                        2.1(a)
         EAA                                                 4.16(h)
         Effective Time                                      2.1(b)
         employee benefit plan                               4.9(a)
         Employment Agreements                               6.6(b)
         Environmental Conditions                            4.11(g)
         Environmental Laws                                  4.11(b)
         ERISA                                               4.9
         Exchanged Wyle Shares                               5.6(b)
         Government Bid                                      4.16(a)
         Hazardous Substance                                 4.11(a)(ii)
         HSR Authority                                       9.2(d)
         Investment Representation Letter                    6.6(e)
         KLSI                                                Preamble
         Krug                                                Preamble
         Krug Employee Plans                                 4.9(a)
         Loan Agreement                                      4.20(d)
         Merger Consideration                                2.3(d)
         multiemployer plans                                 4.9(b)
         Ohio Certificate of Merger                          2.1(b)
         Ohio Law                                            2.1(b)
         Old Wyle Shares                                     5.6(a)
         Release                                             4.11(a)(i)
         Restated Certificate                                3.1
         SEC                                                 4.29(a)
         Series A Designations                               3.1
         Series A-1 Preferred Stock                          2.3(a)
         Series B Designations                               3.1
         Series B Preferred Stock                            2.3(a)
         Series C Designations                               3.1
         Series C Preferred Stock                            3.1
         Series D Designations                               3.1
         Series D Preferred Stock                            2.3(a)
         Stockholders Agreement                              6.6(a)
         Surviving Corporation                               2.1(a)
         Transaction Expenses                                12.3
         Transitional Services Agreement                     6.6(d)
         Truth in Negotiations Act                           4.12
         TSSI                                                Preamble





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

         UNITA                                               4.16(h)
         Wyle                                                Preamble
         Wyle Disclosure Schedule                            5
         Wyle Employee Plans                                 5.9(a)
         Wyle Environmental Conditions                       5.10(f)
         Wyle Licensed Rights                                5.25(a)
         Wyle Proprietary Rights                             5.25(a)


                                   ARTICLE 2

                                   THE MERGER

         SECTION 2.1      The Merger.

         (a) On the terms and subject to the conditions set forth herein and in accordance with the General Corporation Law of the State of Delaware (the "DELAWARE LAW"), at the Effective Time (as defined in Section 2.1(b)), the Companies shall be merged with and into Wyle in accordance with Delaware law, whereupon the separate existence of the Companies (except as may be continued by operation of law) shall cease, and Wyle shall be the surviving corporation. The term "SURVIVING CORPORATION" appearing in this Agreement denotes Wyle after the Effective Time (as defined below).

         (b) On the Closing Date, Wyle and the Companies will to, properly execute and file (i) a certificate of merger (the "DELAWARE CERTIFICATE OF MERGER") in substantially the form attached hereto as Exhibit 2.1(b)(i) with the Delaware Secretary and make all other filings required by Delaware Law in connection with the Merger and (ii) the certificate of merger (the "OHIO CERTIFICATE OF MERGER") in substantially the form of Exhibit 2.1(b)(ii) with the Ohio Secretary pursuant to its General Corporation Law ("OHIO LAW") as well as any additional documents or filings required by the Applicable Law in the State of Ohio in connection with the Merger. The Merger shall become effective at such time as specified in the Delaware Certificate of Merger and the Ohio Certificate of Merger (the "EFFECTIVE TIME").

         (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of Wyle and the Companies, all as provided under Delaware Law.

         SECTION 2.2 Closing. Subject to satisfaction or waiver of Sections 9.1, 9.2 and 9.3 hereof, the closing of the transactions contemplated by this Agreement (the "CLOSING") will take place at the offices of Sanders, Barnet, Goldman, Simons & Mosk, A Professional Corporation, 1901 Avenue of the Stars, Suite 850, Los Angeles, California 90067, at 10:00 a.m. local time on a date to be specified by the parties hereto, which shall be no later than the third (3rd) business day after satisfaction or waiver of all conditions to the Closing (the "CLOSING





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
DATE"), unless another date or place is agreed to in writing by the parties hereto; provided, however, that in no event shall the Closing Date be later than March 31, 1998.


         SECTION 2.3 Conversion of the Companies' Capital Stock. All issued and outstanding shares of the Companies' capital stock will be converted at the Effective Time as follows:

                 (a) Each share of Common Stock of KLSI outstanding immediately prior to the Effective Time shall be converted into the right to receive Two Thousand Seven Hundred Forty-Four and 7058/10000 Dollars ($2,744.7058) (as adjusted pursuant to Section 2.3(c)), four thousand four hundred seventy and 5882/10000 (4,470.5882) shares of Series A-1 Preferred Stock (the "SERIES A-1 PREFERRED STOCK"), eleven and 341176/1000000 (11.341176) shares of Series B Senior Redeemable Preferred Stock (the "SERIES B PREFERRED STOCK"), and that number, if any, of shares of Series D Preferred Stock (the "SERIES D PREFERRED STOCK") pursuant to Section 2.3(c).

                 (b) Each share of Common Stock of TSSI outstanding immediately prior to the Effective Time shall be converted into the right to receive Two Thousand Seven Hundred Forty-Four and 7058/10000 Dollars ($2,744.7058), four thousand four hundred seventy and 5882/10000(4,470.5882) shares of Series A-1 Preferred Stock, eleven and 341176/1000000 (11.341176) shares of Series B Preferred Stock, and that number, if any, of shares of Series D Preferred Stock pursuant to
         Section 2.3(c).

                 (c) Notwithstanding Sections 2.3(a) and 2.3(b), to the extent that the Companies' working capital debt under the Loan Agreement (as defined below) exceeds Four Million Dollars ($4,000,000), the aggregate amount of cash consideration paid with respect to the Companies' Shares (i.e., $2,333,000) shall be reduced, dollar for dollar, which reduction shall proportionately reduce the per-share consideration paid with respect to each such share; provided, further, that to the extent such aggregate amount of cash consideration is reduced, shares of Series D Preferred Stock having an aggregate liquidation value equal to such amount shall be issued as additional merger consideration, to be issued ratably with respect to each share of KLSI and TSSI; provided, further, that to the extent such working capital debt is less than Four Million Dollars ($4,000,000) then the aggregate amount of cash consideration paid with respect to the Companies' Shares shall be increased, dollar for dollar, which increase shall proportionately increase the per-share consideration paid with respect to each share.

                 (d) The three million eight hundred thousand (3,800,000) shares of Series A-1 Preferred Stock, nine thousand six hundred thousand (9,640) shares of Series B Preferred Stock and any shares of Series D Preferred Stock to be issued to Krug pursuant to Section 2.3(c) at the Effective Time and the Two Million Three Hundred Thirty-Three Thousand Dollars ($2,333,000), as adjusted under Section 2.3(c), to be paid to Krug at the Effective Time shall be the "MERGER CONSIDERATION."





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
                 (e) The Merger Consideration shall be issued to Krug in exchange for the Companies Shares and the Covenant Not to Compete.
         The parties shall agree to allocate the Merger Consideration between the Companies' Shares and the Covenant Not to Compete, as well as the assets acquired. The allocation of the Merger Consideration as agreed to by the parties is hereto set forth in the attached Exhibit 2.3(e). The parties shall agree to utilize the allocation for financial statements and, where appropriate, tax or other government reporting purposes, and not to take contrary positions.

                 (f) Each share of capital stock of KLSI held by KLSI as treasury stock immediately prior to the Effective Time shall be canceled and retired and no payment or conversion to Series A-1 Preferred Stock, Series B Preferred Stock or Series D Preferred Stock shall be made with respect to any such share.

                 (g) Each share of capital stock of TSSI held by TSSI as treasury stock immediately prior to the Effective Time shall be canceled and retired and no payment or conversion to Series A-1 Preferred Stock, Series B Preferred Stock or Series D Preferred Stock shall be made with respect to any such share.

         SECTION 2.4 Addresses of Surviving Corporation. The principal address of the Surviving Corporation shall be 128 Maryland Street, El Segundo, California 90245. The address of the Surviving Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent.

         SECTION 2.5 Consent to Service of Process. The Surviving Corporation shall consent to be sued and served with process in the State of Ohio and shall irrevocably appoint the Ohio Secretary as its agent to accept service of process in the State of Ohio to enforce against it any obligation of the Companies or to enforce the rights of a dissenting shareholder of the Companies.

         SECTION 2.6 Qualification to Transact Business. The Surviving Corporation will transact business in Ohio as a foreign corporation and C T Corporation System shall serve as the Surviving Corporation's statutory agent upon whom service of process, notice or demand may be served against the Surviving Corporation in the State of Ohio.

                                   ARTICLE 3

                           THE SURVIVING CORPORATION

         SECTION 3.1 Certificate of Incorporation. The Restated Certificate of Incorporation in substantially the form attached hereto as
Exhibit 3.1A (the "RESTATED CERTIFICATE") (including the Certificate of Designations of Series A-1 Preferred Stock in substantially the form attached hereto as Exhibit 3.1B (the "SERIES A DESIGNATIONS"), the





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Certificate of Amendment of Certificate of Designations of Series B Senior
Redeemable Preferred Stock in substantially the form attached hereto as Exhibit 3.1C (the "SERIES B DESIGNATIONS"), the Certificate of Designations of Series C Preferred Stock (the "SERIES C PREFERRED STOCK") in substantially the form attached hereto as Exhibit 3.1D (the "SERIES C DESIGNATIONS"), and the Certificate of Designations of Series D Preferred Stock in substantially the form attached hereto as Exhibit 3.1E (the "SERIES D DESIGNATIONS")) shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law.

         SECTION 3.2 Bylaws. The Restated Bylaws of Wyle, in the form attached hereto as Exhibit 3.2, at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

         SECTION 3.3 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed in accordance with applicable law, the directors of the Surviving Corporation shall be those persons named on Schedule 3.3A hereto and the officers of the Surviving Corporation shall be those persons named, holding the office or offices set forth opposite his name on Schedule 3.3B hereto.

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                                OF THE COMPANIES

                 The Companies jointly and severally represent and warrant to Wyle that the statements contained in this Article Four are true, correct and complete as of the date of this Agreement and will be true, correct and complete on and as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article Four), except as set forth in the disclosure schedule delivered by the Companies to Wyle on the date hereof and initialed by the parties hereto (the "COMPANIES' DISCLOSURE SCHEDULE").

         SECTION 4.1 Corporate Existence and Power. Each of the Companies and Krug is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio, and has all corporate powers required to carry on its business as now conducted. Each of the Companies is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Copies of each of the Companies' articles of incorporation and bylaws and all amendments thereto heretofore delivered to Wyle are accurate and complete as of the date hereof and as of the Closing Date.





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
         SECTION 4.2 Corporate Authorization. Each of the Companies has all requisite corporate power and authority, and has taken all corporate action necessary, to own, lease and operate the Companies' Assets, to conduct the business of the Companies, as the case may be, as such business is presently being conducted, to execute and deliver this Agreement and the other agreements contemplated hereby to which the Companies are or will become a party or by which the Companies are or may be bound, to consummate the transactions contemplated hereby and to perform Companies' obligations hereunder. The execution and delivery of this Agreement and such other agreements by each of the Companies and the consummation by each of the Companies of the transactions contemplated hereby have been duly approved by the Boards of Directors and the shareholders of each of the Companies. No other corporate proceedings on the part of Krug or the Companies are necessary to authorize this Agreement or such other agreements and the transactions contemplated hereby and thereby. This Agreement is, and each of such other agreements will be, duly executed and delivered by each of the Companies and this Agreement is, and each such other agreements, when duly executed and delivered by each of the Companies, will be a legal, valid and binding obligation of each of the Companies enforceable against each of them in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, arrangement or other similar laws or equitable principles relating to or limiting creditors' rights generally.

         SECTION 4.3 Governmental Authorization. The execution, delivery and performance by each of the Companies of this Agreement, the consummation of the Merger by each of the Companies and the conduct of the business of the Companies as such conduct will, as a matter of law or regulation, be affected by the consummation of the Merger, will not require by or with respect to each of the Companies, any action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of the Delaware Certificate of Merger in accordance with Delaware Law; (ii) the filing of the Ohio Certificate of Merger in accordance with the Ohio Law; (iii) compliance with any applicable requirements of the HSR Act; (iv) compliance with the applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "1933 ACT"); (v) compliance with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "1934 ACT"); (vi) compliance with any applicable foreign or state securities or Blue Sky laws; and (vii) such governmental approvals as may be required by NASA and the U.S. Air Force to the novation or assignment of certain contracts of the Companies.

         SECTION 4.4 Non-Contravention. The execution, delivery and performance by each of the Companies of this Agreement and the consummation by the Companies and Krug of the transactions contemplated hereby do not and will not (i) contravene or conflict with the articles of incorporation or bylaws of the Companies or Krug, as the case may be, (ii) assuming compliance with the matters referred to in Section 4.3 above, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to either of the Companies or their businesses as presently conducted, which violation would be likely to have a Material Adverse Effect, (iii) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Companies or to a loss of any benefit to which either of the Companies is entitled under any provision of any agreement, contract or other instrument binding upon the Companies or any license, franchise, permit or other similar authorization held by either of the Companies, which default, termination, cancellation, acceleration or loss of benefit would be likely to have a Material Adverse Effect or (iv) result in the creation or imposition of any Lien on the Companies or the Companies' Shares which creation or imposition would be likely to have a Material Adverse Effect.

         SECTION 4.5 Capitalization. The entire authorized capital stock of the KLSI consists of seven hundred fifty (750) shares of common stock, no par value, all of which are issued and outstanding. The entire authorized capital stock of TSSI consists of one hundred (100) shares of common stock, no par value, all of which are issued and outstanding. All of the issued and outstanding shares of the Companies have been duly authorized and validly issued and are fully paid and nonassessable and are beneficially owned and held of record by Krug free and clear of all Liens. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Companies to issue, sell, or otherwise cause to become outstanding any of their capital stock. There are no outstanding obligations of the Companies to repurchase, redeem or otherwise acquire any debt or equity securities of Krug or the Companies.

         SECTION 4.6      No Subsidiaries.  The Companies have no Subsidiaries.

         SECTION 4.7 Absence of Certain Changes. To the best of the Companies' knowledge, since December 31, 1997, each of the Companies has conducted its business in the ordinary course consistent with past practice and, except as set forth in Section 4.7 of the Companies' Disclosure Schedule or contemplated by this Agreement, there has not been:

               (a) any event, occurrence or development which has had or is likely to have a Material Adverse Effect;

               (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any of the Companies' Shares, or any repurchase, redemption or other acquisition by the Companies of any of the Companies' Shares or other securities of, or other ownership interests in, the Companies;

               (c) any incurrence, assumption or guarantee by the Companies of any indebtedness for borrowed money;

               (d) any creation or assumption by the Companies of any Lien on any of the Companies' Assets other than in the ordinary course of business consistent with past practices;

               (e) any making of any loan, advance or capital contributions to or investment in any Person;

               (f) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Companies which, individually or in the aggregate, has had or is likely to have a Material Adverse Effect;

               (g) any transaction or commitment made, or any contract or agreement entered into, by each of the Companies relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by each of the Companies of any contract or other right, other than transactions and commitments in the ordinary course of business consistent with past practices;

               (h) any (i) grant of any severance or termination pay to any director or officer of the Companies, (ii) execution and/or delivery of any employment, deferred compensation or other similar agreement (or any amendment to any existing agreement) with any director, or officer of the Companies, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements with any director or officer of the Companies or
         (iv) increase in compensation, bonus or other benefits payable to any of the directors or officers of the Companies; or

               (i) any labor dispute, other than routine individual grievances, which are likely to have a Material Adverse Effect, or, to the best of the Companies' knowledge, any activity or proceeding by a labor union or representative thereof to organize any employees of the Companies, which employees were not subject to a collective bargaining agreement as of December 31, 1997, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees which activity, proceeding or action has had or is likely to have a Material Adverse Effect.

         SECTION 4.8 Taxes. Each of Krug and the Companies has timely filed (i) all tax returns and reports required to be filed by it or (ii) requests for extensions to file such returns or reports, which requests have been granted and have not expired, except to the extent that any such failure to file or to have extensions granted that remain in effect individually or in the aggregate would not have a Material Adverse Effect. Each of Krug and the Companies has timely paid all Taxes shown as due on such returns, and the Krug Financial Statements reflect, in accordance with generally accepted accounting principles (applied to the Krug Financial Statements taken as a whole), an adequate reserve for all Taxes payable by each of Krug and the Companies for all taxable periods and portions thereof accrued through the date of the Krug Financial Statements. No deficiencies for any Taxes have been proposed, asserted or assessed against Krug or the Companies that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a Material Adverse Effect, and as of the date of this Agreement no requests for waivers of the time to assess any such Taxes have been granted and are outstanding or are pending. Neither of the Companies is a party to any tax allocation or sharing agreement.

Neither of the Companies has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

         SECTION 4.9      ERISA.

         (a) Section 4.9(a) of the Companies' Disclosure Schedule lists each "EMPLOYEE BENEFIT PLAN," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") of Krug and/or the Companies, and each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is entered into, maintained, administered or contributed to, as the case may be, by Krug, the Companies or any Plan Affiliate and (ii) covers any employee or former employee of Krug, the Companies or any Plan Affiliate or under which Krug, the Companies, or any Plan Affiliate has any liability; provided, however, that the term "employee benefit plan" shall not include the Krug International Retirement Savings Plan (a 401(k) plan). Except for that Savings Plan, the plans referred to in the preceding sentence are referred to collectively herein as the "KRUG EMPLOYEE PLANS." True and complete copies of each of such employee benefit plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been delivered to Wyle together with (x) the most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan and (y) the most recent actuarial valuation report prepared in connection with any Krug Employee Plan.

         (b) Except as set forth in Section 4.9(b) of the Companies Disclosure Schedule, no Krug Employee Plan (i) is maintained in connection with any trust described in Section 501(c)(9) of the Code or (ii) is subject to Title IV of ERISA. If a "complete withdrawal" by Krug, the Companies and the Plan Affiliates were to occur as of the Closing Date with respect to all "MULTIEMPLOYER PLANS" as defined in Section 3(37) of ERISA, neither Krug, the Companies nor any Plan Affiliate would incur any "withdrawal liability" within the meaning of Section 4201 of ERISA, under Title IV of ERISA, except as would not have a Material Adverse Effect. Except as would not have a Material Adverse Effect, no "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Krug Employee Plan or any other employee benefit plan or arrangement maintained by Krug or any Plan Affiliate which is covered by Title I of ERISA.

         (c) Each Krug Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. Each of the Companies has delivered to Wyle copies of the most recent Internal Revenue Service determination letters with respect to each such Plan. Each Krug Employee Plan has been maintained in compliance with its terms and with all applicable legal requirements, except where the failure to comply would not have a Material Adverse Effect.

         (d) There is no contract, agreement, plan or arrangement covering any employee or former employee the Companies or any Plan Affiliate that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 162(a)(1) or 280G of the Code nor would any Person become entitled to severance termination allowance or similar payments as a result of the transactions contemplated by this Agreement.

         (e) The Companies do not have any current or projected liability in respect of post-employment or post-retirement health, medical or life insurance benefits for retired or former employees of the Companies and/or their Affiliates, except as required by applicable law. No condition exists that would prevent the Companies from amending or terminating any Krug Employee Plan providing health or medical benefits in respect of any active employee of the Companies except where liability to amend or terminate any such plan or arrangement would not have a Material Adverse Effect or result in an aggregate liability in excess of One Hundred Thousand Dollars ($100,000).

         (f) Except as set forth on Section 4.9(f) of the Companies' Disclosure Schedule, there has been no amendment to, written interpretation or announcement (whether or not written) by Krug, the Companies or any Plan Affiliate relating to, or change in employee participation or coverage under, any Krug Employee Plan which would increase materially the expense of maintaining such Krug Employee Plan above the level of the expense incurred in respect thereof for the fiscal year ended on March 31, 1997.

         (g) Neither of the Companies has any knowledge of any material actions, suits or claims pending or threatened, against the assets of any Krug Employee Plan, other than routine claims for benefits.

         (h) Each of Krug and the Companies has made full and timely payment of all amounts required to be contributed under the terms of any employee benefit plan and applicable law or required to be paid as expenses under such plan, and shall continue to do so through the Closing Date.

         SECTION 4.10 No Finders' Fees. Except for the fees payable to Quarterdeck in connection with the consummation of the Merger, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Companies who might be entitled to any fee or commission from Krug, the Companies, the Surviving Corporation or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

         SECTION 4.11     Compliance With Environmental Laws.

         (a) The following terms, when used in Sections 4.11 and 5.10, shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

              (i) "RELEASE" shall mean and include any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, migrating within the environment or disposing into the environment or the workplace of any Hazardous Substance, and otherwise as defined in any Environmental Law.


             (ii) "HAZARDOUS SUBSTANCE" shall mean any quantity of asbestos in any form, urea formaldehyde, PCB's, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products, any radioactive substance, any toxic, infectious, reactive, corrosive, ignitible or flammable chemical or chemical compound and any other hazardous substance, material or waste
         (as defined in or for purposes of any Environmental Law), whether solid, liquid or gas.


         (b) To the best of the Companies' knowledge, each of the Companies' Real Properties is maintained in compliance with all federal, state or local laws, statutes, ordinances, regulations, rules, judgments, orders, notice requirements, agency guidelines or restrictions and licenses, which (i) regulate or relate to the protection or clean-up of the environment; the use, treatment, storage, transportation, handling, disposal or Release of Hazardous Substances, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or the health and safety of persons or property, including protection of the health and safety of employees; or (ii) impose liability with respect to any of the foregoing, including the Federal Water Pollution Control Act (33 U.S.C. 1251 et seq.), Resource Conservation & Recovery Act (42 U.S.C. Section 6901 et seq.), Safe Drinking Water Act (21 U.S.C. Section 349, 42 U.S.C. Sections 201, 300f), Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), Clean Air Act (42 U.S.C. Section 7401 et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), California Heath & Safety Code (Section 25100 et seq., Section 39000 et seq.), and California Water Code (Section 13000 et seq.), or any other similar Federal, state or local law of similar effect, each as amended (all of the above, collectively, are referred to herein as the "ENVIRONMENTAL LAWS").

         (c) To the best of the Companies' knowledge, each of the Companies has all Environmental Permits required under any Environmental Law or the provisions thereof and each of the Companies' Real Properties is in compliance with all such Environmental Permits.

         (d) To the best of the Companies' knowledge, neither Krug nor the Companies has received any notice at any time that it is or was claimed to be in violation of or in non-compliance with the conditions of any Environmental Permit required under any Environmental Law or the provisions of any Environmental Law that have not been corrected.

         (e) To the best of the Companies' knowledge, there is not now pending or threatened any Action against the Companies under any Environmental Law or otherwise with respect to any Release or mishandling of any Hazardous Substance.

         (f) To the best of the Companies' knowledge, there are no consent decrees, judgments, judicial or administrative orders or agreements with, or Liens by, any governmental authority or quasi-governmental entity relating to any Environmental Law which regulate, obligate, bind or in any way affect the Companies, the Companies' Assets, the Companies' business or any Companies' Real Properties.

         (g) To the best of the Companies' knowledge, there are no present or past Environmental Conditions in any way relating to the Companies or the Companies' Real Properties. "ENVIRONMENTAL CONDITIONS" means the introduction into the environment of any pollution, including any contaminant, irritant or pollutant or other Hazardous Substance (whether or not upon the Companies' Real Properties and whether or not such pollution constituted at the time thereof a violation of any Environmental Law as a result of any release of any kind whatsoever of any Hazardous Substance) as a result of which either of the Companies has or may become liable to any person or by reason of which any of the Companies' Real Properties or any of the Companies' Assets may suffer or be subjected to any Lien.

         (h) To the best of the Companies' knowledge, true, complete and correct copies of the written reports, and all parts thereof, including any drafts of such reports if such drafts are in the possession or control of Krug or the Companies, of all environmental audits or assessments which have been conducted at any of the Companies' Real Properties, including previous or past operations at each of the Companies' Real Properties, within the past five (5) years, either by Krug, the Companies or any attorney, environmental consultant or engineer engaged for such purpose, have been delivered to Wyle and a list of all such reports, audits and assessments and any other similar reports, audit or assessment of which the Companies has knowledge is included on the Companies' Disclosure Schedule.

         (i) Neither of the Companies has made and has been required to make any filing under the New Jersey Industrial Site Recovery Act, the Environmental Cleanup Responsibility Act, or any other state law of similar effect.

         SECTION 4.12 Bids. To the best of the Companies' knowledge, other than those set forth in Section 4.12 of the Companies' Disclosure Schedule, each of the Companies has not submitted any Bid relating to its business which is currently outstanding and which, if accepted or awarded, would result in a Government Contract where the volume of purchases of materials, supplies, goods, services, equipment or other assets from the Companies under any such resulting Government Contract could be reasonably expected to exceed Two Hundred Fifty Thousand Dollars ($250,000). Section 4.12 of the Companies' Disclosure Schedule identifies each such Bid by number and the party to which such Bid was made and the proposed price. All cost or pricing data submitted or certified in connection with each of such Bids are current, accurate and complete in accordance with the Truth in Negotiations Act, as amended, and the rules and regulations thereunder (collectively, the "TRUTH IN NEGOTIATIONS ACT").

         SECTION 4.13 Government-Furnished Property or Equipment. To the best of the Companies' knowledge, all Government-Furnished Items of the Companies are in a good state of maintenance and repair (except for ordinary wear and tear and such conditions resulting solely from delay in repossession by the Government), have been regularly and appropriately maintained and repaired in accordance with all contractual, legal and regulatory requirements and shall be in the possession of the Companies on the Closing Date. Each of the Companies has complied in all material respects with all of its obligations relating to its Government-Furnished Items, and upon the return thereof to the U.S. Government in the condition thereof on the date hereof, would have no liability to the U.S. Government with respect thereto. To the best of the Companies' knowledge, Wyle will incur no liability to the U.S. Government as a result of the Companies' failure to keep records, maintain or possess property furnished to the Companies by or on behalf of the U.S. Government.

         SECTION 4.14     Backlog.

         (a) Section 4.14(a) of the Companies' Disclosure Schedule sets forth, with respect to each Contract to which either of KLSI or TSSI is a party having unfilled backlog as of December 31, 1997 in excess of Five Hundred Thousand Dollars ($500,000) the backlog of the Companies thereunder as of the date hereof including the customer name, dollar amount of backlog, backlog that is unfunded by the U.S. Government and any unexercised subsisting and exercised options.

         (b) Except as set forth in said Section 4.14(b) of the Companies' Disclosure Schedule, (i) all of the Contracts constituting the backlog of each of the Companies (A) were entered into in the ordinary course of business, (B) would be capable of performance in accordance with the terms and conditions of each such Contract by KLSI or TSSI, as the case may be, and (C) are the subject of valid and binding written agreements enforceable in accordance with their respective terms, and (ii) neither of the Companies has received any notice that any of such Contracts will be canceled or materially reduced.

         SECTION 4.15 Clearances. Section 4.15 of the Companies' Disclosure Schedule sets forth all facility and personnel security clearances held by the Companies and, to the best of the Companies' knowledge, all personnel security clearances held by each of the Companies' officers, directors, employees, consultants and agents (to the extent such agent or consultant is material to the performance of any Contract of KLSI or TSSI).
The Companies represent that no other security clearances are necessary to allow the Surviving Corporation following the Merger to conduct the business of the Companies as presently conducted, and that, except as disclosed in said Section of the Companies' Disclosure Schedule, neither of the Companies has any knowledge of any proposed or threatened termination of any personnel or facility security clearance (whether or not such clearance is collateral or special access, and whether or not such clearance is listed in said Section 4.15).

         SECTION 4.16     Government Contracts.

         (a) Except as set forth in Section 4.16 of the Companies' Disclosure Schedule, with respect to each and every Government Contract or Bid (which, if accepted, would result in a Government Contract (a "GOVERNMENT BID")) to which KLSI or TSSI is a party: (i) each of the Companies has complied with all material terms and conditions of such Government Contract or Government Bid, including all clauses, provisions and requirements incorporated expressly, by reference or by operation of law therein; (ii) the Companies has complied with all requirements of all applicable laws or agreements pertaining to such Government Contract or Government Bid; (iii) all statements, representations, warranties and certifications executed, acknowledged or set forth in or pertaining to such Government Contract or Government Bid were complete and correct as of their effective date and neither contained any untrue statement of any material fact nor omitted to state a material fact necessary in order to make the statements contained therein not misleading, and each of the Companies has complied in all material respects with all such statements, representations, certifications and warranties; (iv) neither the U.S. Government nor any prime contractor, subcontractor or other Person has notified the Companies, either in writing or orally, that any of the Companies has breached or violated any Applicable Law, certification, representation, clause, provision or requirement pertaining to such Government Contract or Government Bid; (v) no termination for convenience, termination for default, cure notice or show cause is currently in effect pertaining to such Government Contract or Government Bid; (vi) no cost incurred by the Companies pertaining to such Government Contract or Government Bid has been formally questioned or challenged, is the subject of any investigation or has been disallowed by the U.S. Government; (vii) no money due to the Companies pertaining to such Government Contract or Government Bid has been withheld or set off, nor has any claim been made to withhold or set off any such amounts and KLSI or TSSI, as the case may be, is entitled to all payments received with respect thereto;
(viii) there is no claim, default or claim of default or basis therefor, or event which, with the passage of time, could reasonably be expected to result in a claim or default or give rise to any right of termination, cancellation, acceleration or amendment or other claim by any party; and (ix) there has been no omission by the Companies which may reasonably be expected to result in, and there has been no occurrence which may reasonably be expected to result, in product liability (whether covered by insurance or not) on the part of the Companies, with respect to products designed, manufactured, assembled, repaired, maintained, delivered or installed or services rendered by the Companies prior to or on the Closing Date, except where such act or omission would not have a Material Adverse Effect on the Companies.

         (b) Neither of the Companies nor any of their respective directors, officers, employees, consultants or agents is (or during the last six (6) years has been) under administrative, civil or criminal investigation, indictment or information by any Government Authority, or any audit or investigation by any of the Companies with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid. During the last six (6) years, none of the Companies has conducted or initiated any internal investigation or made a voluntary disclosure to the U.S. Government, with respect to any alleged irregularity, misstatement or omission arising under or relating to a Government Contract or Government Bid. To the best of the Companies' knowledge, there exists no irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid that has led, or could be expected to lead, to any of the consequences set forth in clauses (i) or (ii) of the immediately preceding sentence or to any other damage, penalty assessment, recoupment of payment or disallowance of cost. Each of Krug and the Companies, as applicable, has all permits required under or with respect to all Government Contracts, except such permits the failure of which to obtain would not have a Material Adverse Effect on the Companies.

         (c) To the best of the Companies' knowledge, there exist (i) no outstanding claims against Krug or the Companies, either by the U.S. Government or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract or Government Bid; (ii) no disputes between any of Krug or the Companies and the U.S. Government under the Contract Disputes Act or any other Federal statute or between Krug or the Companies and any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Government Bid; (iii) no outstanding or anticipated final decisions from a contracting officer; and (vi) no warranty claims or obligations. Each of the Companies has no interest in any pending claim, any claim under consideration, any pending request for equitable adjustment or any request for equitable adjustment under consideration against the U.S. Government or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Government Bid. Section 4.16(c) of the Companies' Disclosure Schedule lists each Government Contract which is currently under audit (other than routine audits conducted in the ordinary course of business) by the U.S. Government or any other Person that is a party to such Government Contract.

         (d) Except as set forth in Section 4.16(d) of the Companies' Disclosure Schedule, since January 1, 1990, neither Krug nor the Companies has been debarred or suspended from participation in the award of contracts with the United States Department of Defense or any other Governmental Authority, nor has Krug or the Companies been found non-responsible offerors within the meaning of Federal Acquisition Regulation Subpart 9.1. To the best of the Companies' knowledge, there exist no facts or circumstances that would warrant the institution of suspension or debarment proceedings or the finding of non-responsibility on the part of the Companies, or any director or officer of the Companies.

         (e) Krug's and the Companies' cost accounting system and the associated entries reflected in the Krug Financial Statements with respect to the Government Contracts are in compliance in all material respects with all Applicable Laws. Each of the Companies' accounting practices are consistent with each of their respective accounting disclosure statements.

         (f) All tests or inspections conducted on supplies or services provided by the Companies to the U.S. Government pursuant to any Government Contract or to any other Person pursuant to a Government Contract or as a part of the delivery to the U.S. Government or to any other Person pursuant to a Government Contract of any article designed, engineered or manufactured in the Companies' businesses were complete and correct in all material respects as of the date so provided. The Companies have provided all test or inspection results to the U.S. Government or to any other Person pursuant to a Government Contract as required by Applicable Law and the terms of the applicable Government Contracts.

         (g) All cost or pricing data submitted in connection with Government Contracts or Government Bids were current, accurate and complete when submitted and none of the Government Contracts is in, or was awarded in, violation of any "truth-in-negotiations" or "defective pricing" laws, rules or regulation to which they are subject, including the Truth in Negotiations Act and the False Claims Act.

         (h) The Companies are and have been in full compliance with the Export Administration Act (the "EAA"), as amended, and its regulations, and the United States Arms Export Control Act (the "AECA"), as amended, and its regulations, which provide generally that no commodities or technical data, including any hardware, software, or other technical data (or direct products thereof) shall be disclosed, exported or re-exported, directly or indirectly, without first obtaining all prior approvals from the U.S. Department of Commerce as required by the EAA and its regulations, or the U.S. Department of State as required by AECA and its regulations. The Companies are and have been in full compliance with the United States Foreign Assets Control Regulations, as amended, which provide generally that companies under the jurisdiction of the United States may not engage in any dealings or transactions, directly or indirectly, with foreign countries embargoed by the United States, or foreign nationals and companies identified by the United States as representing the interests of such embargoed countries, which currently include Iran, Iraq, Libya, North Korea, Cuba, Sudan, certain areas of the former Federal Republic of Yugoslavia, and the National Union for the Total Independence of Angola (the "UNITA"), as well as other countries so designated from time to time by the U.S. government. Such dealings and transactions include any transfers, withdrawals, or exportations of any property, or evidences of indebtedness or evidences of ownership of property by any person subject to the jurisdiction of the United States. The Companies are now and have been in full compliance with the foreign boycott provisions of the EAA and its regulations which provide generally that the Companies and their employees and agents shall not comply with, further or support any unsanctioned foreign boycott, including without limitation the supply of any prohibited customers, as proscribed by the EAA and its regulations.

         SECTION 4.17 Payments. To the best of the Companies' knowledge, each of Krug and the Companies has not, directly or indirectly, given, paid or delivered any fee, commission or other sum of money or item of property or consideration, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or the Companies' Assets of the Companies, which is, or may be with the passage of time or discovery, illegal under any federal, state or local laws of the United States (including the U.S. Foreign Corrupt Practices Act) or any other country having jurisdiction; and to the best of the Companies' knowledge, neither Krug nor the Companies has participated, directly or indirectly, in any kickbacks or boycotts or other similar practices affecting any of its actual or potential customers of Krug's or the Companies' business.

         SECTION 4.18     Companies' Assets.  Except as described in Section
4.18 of the Companies' Disclosure Schedule, the Companies' Assets constitute all of the tangible and intangible property used in the operation of the businesses of the Companies as the same are currently conducted and no other tangible or intangible property other than the Companies' Assets is used in connection with the operation of such businesses. Except as described in
Section 4.18 of the Companies' Disclosure Schedule, the Companies have good and marketable title to all of the Companies' Assets, free and clear of all Liens, encumbrances, charges, security interests or options of any kind whatsoever. Each of the Companies has a valid leasehold interest in each leased property included within the Companies' Assets. Except as set forth in Section 4.18 of the Companies' Disclosure Schedule, to the best of the Companies' knowledge, all of the machinery, equipment, tooling and other tangible personal property included within the Companies' Assets is in good operating condition and repair, reasonable wear and tear excepted. Each of the Companies has maintained the machinery, equipment, tooling and other tangible personal property included within the Companies' Assets in a manner consistent with industry standards and consistent with other similar machinery, equipment, tooling and tangible personal property utilized by each of the Companies that is included within the Companies' Assets.

         SECTION 4.19     Companies' Real Properties.

         (a) Section 4.19(a) of the Companies' Disclosure Schedule contains a complete and accurate list of all Companies' Real Properties and a list of all of the Companies' Leases pursuant to which each of the Companies leases Companies' Real Properties. Each of the Companies has delivered to Wyle true, complete and correct copies of all of the Companies' Leases. The Companies' Owned Real Properties include all rights, easements and privileges required by Applicable Law for the use of the Companies' Facilities located thereof, except for such rights, easements and privileges, the absence of which would not be likely to result in a Material Adverse Effect. There are no pending or, to the best of the Companies' knowledge, threatened condemnation proceedings with respect to any of the Companies' Real Properties. Except for the items listed in said Section 4.19(a) of the Companies' Disclosure Schedule, there are no leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any person the right to purchase, use or occupy any of the Companies' Owned Real Properties, or any portion thereof or interest in any Companies' Owned Real Properties, which materially interfere with the operation of any of the Companies' businesses. The Companies enjoy undisturbed possession of all the Companies' Leased Real Properties. Each of the Companies' Leases includes all rights, easements and privileges required by Applicable Law for the operations of the Companies being conducted on the Companies' Leased Real Properties subject to such Companies' Lease, except for such rights, easements and privileges, the absence of which would not be likely to result in a Material Adverse Effect.

         (b) All Companies' Facilities have received all required approvals of governmental authorities (including Permits and a certificate of occupancy or other similar certificate permitting lawful occupancy of the Companies' Facilities) required in connection with the operation thereof, except such approvals as to which the failure to receive would not result in a Material Adverse Effect, and have been operated and maintained in accordance with Applicable Laws.

         (c) All Companies' Facilities are supplied with utilities (including water, sewage, disposal, electricity, gas and telephone) and other services in such quantities as are necessary for the operation of such Companies' Facilities as currently operated.

         (d) Neither of the Companies has received any notice of any special assessment relating to any Companies' Real Properties and there is no pending or, to the best of the Companies' knowledge, threatened, special assessment.

         (e) The Companies' Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect; no event of default has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default thereunder on the part of any of the Companies or the landlord or lessor thereunder; and to the best of the Companies' knowledge, under any of the Companies' Leases, neither of the Companies has any knowledge of the occurrence of any event of default which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default thereunder by any other party.

         SECTION 4.20     Contracts and Commitments.

         (a) Section 4.20 of the Companies' Disclosure Schedule sets forth an accurate and complete list of all material written Contracts, and, to the best of the Companies' knowledge, an accurate summary of all material oral Contracts, of each of the Companies, including the following:

                 (i) Contracts not made in the ordinary course of the Companies' businesses;


                 (ii) All Government Contracts under which any of the Companies is the prime contractor and all other Government Contracts to which any of the Companies is a party;


                 (iii)    Any Contract with any foreign governmental authority;


                 (iv) Employment contracts and severance agreement with persons employed by the Companies, including Contracts (A) to employ or terminate officers or other personnel and other contracts with present or former officers or other personnel of the Companies or (B) that will result in the payment by, or the creation of any commitment or obligation (absolute or contingent) to pay on behalf of the Companies any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;


                 (v)      Labor or union contracts;


                 (vi) Distribution, franchise, license, sales, commission, consulting agency or advertising contracts;


                 (vii) Options with respect to any property used in connection with the Companies's business, real or personal, whether the Companies shall be the grantor or grantee thereunder;


                 (viii) Contracts involving expenditures or liabilities, actual or potential, in excess of Two Hundred Fifty Thousand Dollars ($250,000);


                 (ix) Contracts or commitments relating to commission arrangements with others;


                 (x) Promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, whether the Companies shall be the borrower, lender or guarantor thereunder or whereby any Assets are pledged;


                 (xi) Contracts containing covenants limiting the freedom of the Companies to engage in any line of business that is competitive with or relates to the business of the Companies;


                 (xii) Leases of personal property not cancelable (without liability) within thirty (30) calendar days and involving payments in excess of Fifty Thousand Dollars ($50,000); and


                 (xiii) All teaming or similar agreements or arrangements that pertain to any Government Contract listed in said Section 4.20 of the Companies' Disclosure Schedule and to which any of the Companies is a party which involve payments in excess of Fifty Thousand Dollars ($50,000).

Each of the Companies has made available to Wyle true, correct and complete copies of all of the Contracts listed in said Section 4.20 of the Companies' Disclosure Schedule, including all amendments and supplements thereto.


         (b) Except with regard to Government Contracts which are specifically addressed in Section 4.16 hereof, all of the Contracts listed in said Section 4.20 of the Companies' Disclosure Schedule are valid and in full force and effect. Each of the Companies has duly performed all of its obligations under the Contracts listed in said Section 4.20 of the Companies' Disclosure

Schedule and, to the best of the Companies' knowledge, all other contracts to which either of the Companies is a party or by which each or the Companies' Assets are bound, to the extent those obligations to perform have accrued, and no violation of, or default or breach under any Contracts by the Companies or, to the best of the Companies' knowledge, any other party has occurred and neither of the Companies nor, to the best of the Companies' knowledge, any other party has repudiated any provisions thereof, except where such violation, default, breach or repudiation would not have a Material Adverse Effect.

         (c) Except with regard to Government Contracts which are specifically addressed in Section 4.16 hereof, neither of the Companies has committed any act, and there has been no omission by the Companies, which may be expected to result in, and there has been no occurrence relating to any of the Companies' products or services which may be expected to result in product liability or liability for breach of warranty (whether covered by insurance or not) on the part of the Companies, with respect to products designed, manufactured, assembled, repaired, maintained, delivered or installed or services rendered by the Companies prior to or on the Closing Date, except where such act, omission or occurrence would not have a Material Adverse Effect.

         (d) Notwithstanding anything herein to the contrary, each of the Companies and Krug, to the extent it is a party thereto, has complied fully with the terms, conditions and provisions of that certain Loan and Security Agreement dated March 16, 1995, by and among Krug and the Companies, on the one hand, and TransAmerica Business Credit Corporation, on the other hand, including all amendments or supplements thereto (collectively, the "LOAN AGREEMENT").

         SECTION 4.21 Permits, Consents and Approvals. Except with regard to Government Contracts, which are specifically addressed in Section 4.16 hereof and Environmental Laws which are specifically addressed in Section 4.11 hereof, to the best of the Companies' knowledge, each of the Companies has all Permits required to conduct its business, except such Permits the failure of which to obtain would not have a Material Adverse Effect. All such Permits of the Companies are valid and in full force and effect, except such Permits the failure of which to be valid and in full force and effect would not have a Material Adverse Effect. All such Permits are listed in Section 4.21 of the Companies' Disclosure Schedule. All such Permits shall remain in full force and effecting following the Merger. Other than in connection with or in compliance with the provisions of the HSR Act, and to maintain the Government Contracts in full force and effect following the Effective Time, no notice to, declaration, filing or registration with, or Permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by the Companies in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby.

         SECTION 4.22 Financial Statements. The Companies have heretofore delivered to Wyle the Krug Financial Statements. The Krug Financial Statements
(a) are in accordance with the books and records of the Companies, (b) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby, and

(c) fairly and accurately present in accordance with such principles the financial position of the Companies as of the respective dates thereof and the results of operations and changes in cash flows for the periods then ended (subject, in the case of the Interim Financial Statements of the Companies, which include only a balance sheet and income statement, do not have footnotes, and are subject to normal year-end adjustments). At the respective dates of the Krug Financial Statements, there were no material liabilities of the Companies' which, in accordance with generally accepted accounting principles, should have been shown or reflected in the Krug Financial Statements or the notes thereto, which are not shown or reflected in the Krug Financial Statements or the notes thereto. All of the liabilities of the Companies set forth in the Krug Financial Statements have been incurred in the ordinary course of the Companies' business and relate thereto.

         SECTION 4.23 Litigation. There is no action, order, writ, injunction, judgment or decree outstanding or any claim, suit, litigation, proceeding, labor dispute, arbitral action, governmental audit or investigation (collectively, "ACTIONS") pending or, to the best of the Companies' knowledge, threatened (a) against or affecting Krug, the Companies or any of the Companies' Assets, (b) that seeks to delay, limit or enjoin the transactions contemplated by this Agreement, (c) that involves any risk of criminal liability, or (d) in which either Krug or the Companies is a plaintiff, including any derivative suits brought by or on behalf of Krug or the Companies. Neither Krug nor the Companies is in default with respect to or subject to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against Krug, the Companies, their business or the Companies' Assets.

         SECTION 4.24 Labor Matters. Neither of the Companies is a party to any collective bargaining agreement with respect to its employees with any labor organization, union, group or association and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice. In the last five (5) years, neither of the Companies has experienced any attempt by organized labor or its representatives to make the Companies conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover such employees. There is no labor strike or labor disturbance pending or, to the best of the Companies' knowledge, threatened against the Companies nor is any grievance currently being asserted, and in the last five (5) years each of the Companies has not experienced a work stoppage or other material labor difficulty. Each of the Companies is in compliance in all material respects with all applicable laws respecting employment practices, employee documentation, wages, hours and working conditions and is not and has not engaged in any unfair labor practice. There is no unfair labor practice or employment discrimination claim or harassment charge or complaint against the Companies pending before the National Labor Relations Board or any other domestic or foreign Governmental Agency.

         SECTION 4.25     Compliance with Law.    Except with regard to
Environmental Laws which are specifically addressed in Section 4.11 hereof and the Government Contracts which are specifically addressed in Section 4.16 hereof, to the best of the Companies' knowledge, neither of the Companies has violated and is in compliance in all material respects with all laws, statutes, ordinances, regulations, rules and orders of any foreign, federal, state or local government and any other governmental department or agency, and any judgment, decision, decree or order of any court or governmental, agency, department or authority, except where the violation or failure to comply, individually or in the aggregate, would not have a Material Adverse Effect. Except with regard to Environmental Laws which are specifically addressed in
Section 4.11 hereof and Government Contracts which are specifically addressed in Section 4.16 hereof, each of the Companies is in conformity with all energy, public utility, zoning, building and health codes, regulations and ordinances, federal Occupational Safety & Health Act and all other foreign, federal, state, and local governmental and regulatory requirements applicable to the Companies, except where the failure to comply, individually or in the aggregate, would not have a Material Adverse Effect. Neither of the Companies has received any written or oral notice to the effect that, or otherwise been advised that, it is not in compliance with any such statutes, regulations, rules, judgments, decrees, orders, ordinances or other laws except for notices of non-compliance which, individually or in the aggregate, would not have a Material Adverse Effect.

         SECTION 4.26     Proprietary Rights.

         (a) Section 4.26 of the Companies' Disclosure Schedule lists all of the Companies' domestic or foreign federal, state and foreign registrations of trademarks, service marks, trade names and corporate names, and all pending applications for any such registrations, and all of the Companies' patents and registered copyrights and all pending applications for patents and copyrights, all unregistered trademarks, service marks and the trade names owned by the Companies (collectively, the "COMPANIES' PROPRIETARY RIGHTS") and all trademarks, service marks, trade names, copyrights, patents and trade secrets which are licensed to the Companies (collectively, the "COMPANIES' LICENSED RIGHTS"). Section 4.26 of the Companies' Disclosure Schedule also sets forth:
(i) for each patent and registered design, the number, country and subject matter, (ii) for each patent application and registered design application, the application number, country, date of filing and subject matter, (iii) for each trademark or service mark for which application for registration has been made, the application serial number or registration number, country, the class of goods or services for which the mark is used, and (iv) for each copyright for which application for registration has been made, the copyright number, country, and date of filing. True and correct copies of all patents, trademark registrations, service mark registrations, and copyright registrations, and all pending applications for patents, trademarks, service marks, and copyrights owned by or on behalf of the Companies have been delivered to Wyle.

         (b) To the best of the Companies' knowledge, no Person has a right to receive a royalty or similar payment from the Companies in respect of use by the Companies of the Companies' Proprietary Rights or the Companies' Licensed Rights. Each of the Companies has no licenses granted, sold or otherwise transferred by or to it nor other agreements to which it is a party, relating in whole or in part to any of the Companies' Proprietary Rights.

         (c) The Companies, individually or collectively, as the case may be, own or have the right to exploit and use each of the Companies' Proprietary Rights and Companies' Licensed

Rights. All of the patents, registered designs and registered copyrights and trademark and service mark registrations listed in said Section 4.26 of the Companies' Disclosure Schedule have been duly issued and are subsisting. All of the pending patent, copyright, trademark and service mark applications listed in said Section 4.26 of the Companies' Disclosure Schedule have been duly filed. The Companies' exploitation or use of the Companies' Proprietary Rights or Companies' Licensed Rights does not infringe upon or otherwise violate the rights of any Person, and no proceedings have been instituted or, to the best of the Companies' knowledge, threatened against or notices received by the Companies that are presently outstanding alleging that the Companies' exploitation or use of the Companies' Proprietary Rights infringes upon or otherwise violates any rights of any Person. To the best of the Companies' knowledge, no Person is infringing upon any of the Companies' Proprietary Rights or Companies' Licensed Rights in a manner which has a Material Adverse Effect. All of the Companies' Proprietary Rights are valid and enforceable rights of the Companies and will not cease to be valid and in full force and effect by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

         SECTION 4.27 Insurance. Section 4.27 of the Companies' Disclosure Schedule contains a complete and accurate list of all policies or binders of fire, liability, title, worker's compensation, product liability and other forms of insurance (showing as to each policy or binder the carrier and policy number) maintained by the Companies. Neither of the Companies is in default under any of such policies or binders. All policies and binders provide sufficient coverage for the risks insured against, are in full force and effect on the date hereof and shall be kept in full force and effect through the Closing Date.

         SECTION 4.28 Accounts Receivable. Except for contract withholds and other unbilled receivables (which are addressed below), the accounts receivable reflected in the Interim Balance Sheets of the Companies, and all accounts receivable arising since the date of such Interim Balance Sheets, represent bona fide claims of the Companies against debtors for sales, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, Contracts or customer requirements. The reserves on accounts receivable as set forth on the applicable Interim Balance Sheets of the Companies and, in the case of accounts receivable arising since the date of such Interim Balance Sheet of the Companies, represent a commercially reasonable reserve on accounts receivable in respect of the Companies, taken as a whole. The contract withholds and other unbilled receivables reflected in the Interim Balance Sheets of the Companies fairly and accurately present the amount of such withholds and unbilled receivables, and all contract withholds and other unbilled receivables reflected on such Interim Balance Sheets or arising since the date of such Interim Balance Sheets are subject to the completion (by KLSI or TSSI prior to the Effective Time and by Surviving Corporation after the Effective Time) of the Contracts to which such contract withholds and other unbilled receivables relate in accordance with their respective terms.

         SECTION 4.29 Prospectuses; Proxy Statements; SEC Reports. There has been previously furnished to Wyle a true and complete copy of the following:

                 (a) each final prospectus and definitive proxy statement filed by Krug with the United States' Securities and Exchange Commission ("SEC") since December 31, 1994 and all amendments or supplements thereto; and

                 (b) each Form or report filed by Krug with the SEC on or after December 31, 1994.

         SECTION 4.30 Disclosure. Neither this Agreement nor any written instrument, list, exhibit, schedule or certificate furnished or to be furnished to Wyle pursuant hereto by the Companies contains or will contain any untrue statement of a material fact.

         SECTION 4.31 "Knowledge." When the phrase "to the Companies' knowledge" or "to the best of the Companies' knowledge" (or any variation of the foregoing) is used in this Article Four, such qualification shall refer to anything within the actual knowledge of any one or more of any of the following: Robert M. Ellis, Charles Linn Haslam, Joseph P. Kerwin, M.D., Mark Stockslager and Robert M. Thornton, Jr.

                                   ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES
                                    OF WYLE

         Wyle represents and warrants to the Companies that the statements contained in this Article Five are true, correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article Five) except as set forth in the Wyle Disclosure schedule delivered by Wyle to the Companies on the date hereof and initialed by the parties hereto (the "WYLE DISCLOSURE SCHEDULE").

         SECTION 5.1 Corporate Existence and Power. Wyle is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to carry on its business as now conducted. Wyle is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified or in good standing would not, individually or in the aggregate, have or be likely to have a Material Adverse Effect.

         SECTION 5.2 Corporate Authorization. The execution, delivery and performance by Wyle of this Agreement and the consummation by Wyle of the transactions contemplated hereby are within the corporate powers of Wyle and have been duly authorized by all necessary corporate action. This Agreement is a legal, valid and binding obligation of Wyle, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, arrangement or other similar laws or equitable principles relating to or limiting creditors' rights generally. Copies of Wyle's articles or incorporation and bylaws and all amendments thereto heretofore delivered to the Companies are accurate and complete as of the day hereof and on the Closing Date.

         SECTION 5.3 Governmental Authorization. The execution, delivery and performance by Wyle of this Agreement and the consummation by Wyle of the transactions contemplated by this Agreement require by or with respect to Wyle or any of its Subsidiaries no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of the Delaware Certificate of Merger in accordance with Delaware Law, (ii) the filing of the Ohio Certificate of Merger in accordance with the General Corporate Law of the State of Ohio,
(iii) compliance with any applicable requirements of the HSR Act, (iv) compliance with any applicable requirements of the 1933 Act, and (v) compliance with any applicable foreign or state securities or Blue Sky laws.

         SECTION 5.4 Non-Contravention. The execution, delivery and performance by Wyle of this Agreement and the consummation by Wyle of the transactions contemplated hereby do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws of Wyle, (ii) assuming compliance with the matters referred to in Section 5.3 above, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon, or applicable to, Wyle or any of its businesses as presently conducted, which violation would be likely to have a Material Adverse Effect, (iii) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Wyle or to a loss of any benefit to which Wyle is entitled under any provision of any agreement, contract or other instrument binding upon Wyle or any license, franchise, permit or other similar authorization held by Wyle, which default, termination, cancellation, acceleration or loss of benefit would be likely to have a Material Adverse Effect or (iv) result in the creation or imposition of any Lien on any asset of Wyle which creation or imposition would be likely to have a Material Adverse Effect.

         SECTION 5.5 Finders' Fees. Except for Quarterdeck's fees, there is no investment banker, broker, finder or other intermediary who might be entitled to any fee or commission from Wyle or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

         SECTION 5.6 Capitalization of Wyle. From the date hereof and until the Effective Time, the capital stock of Wyle shall be as follows:

                  (a) The entire authorized capital stock of Wyle consists of two hundred fifty thousand (250,000) shares of Common Stock, $.01 par value, of which there are one hundred twenty-five thousand seven hundred seventy-six (125,776) shares issued and outstanding (the issued and outstanding shares of Common Stock of Wyle immediately prior to the Wyle recapitalization are herein referred to as the "OLD WYLE SHARES"), one hundred ten thousand seven hundred twenty-five (110,725) shares of Series A Senior Cumulative Redeemable Preferred Stock, $.01 par value, none of which are issued and outstanding, and thirty thousand (30,000) shares of Series B Junior Redeemable Preferred Stock, $.01 par value, of which there are fifteen thousand seven hundred twenty-five (15,725) shares issued and outstanding.

         (b) Immediately after the Wyle recapitalization, the entire authorized and outstanding capital stock of Wyle shall consist of thirty thousand (30,000) shares of Series B Preferred Stock, $.01 par value, of which fifteen thousand seven hundred twenty-five (15,725) shares shall be issued and outstanding, five million one hundred thousand (5,100,000) shares of Series C Preferred Stock, $.01 par value, all of which shall be issued and outstanding, one million one hundred thousand (1,100,000) shares of Special Common Stock, $.01 par value, all of which shall be issued and outstanding (the then issued and outstanding shares of Series C Preferred Stock and Special Common Stock of Wyle are referred to herein as the "EXCHANGED WYLE SHARES"), three million eight hundred thousand (3,800,000) shares of Series A-1 Preferred Stock, $.01 par value, none of which shall be issued and outstanding, one million four hundred thousand (1,400,000) shares of Series D Preferred Stock, $.01 par value, none of which shall be issued and outstanding and twenty-three million six hundred thousand (23,600,000) shares of Common Stock of the Surviving Corporation, $.01 par value, none of which shall be issued and outstanding.

         (c) The Old Wyle Shares have been duly authorized and validly issued and are fully paid and nonassessable and are held of record by the stockholders set forth in Section 5.6(c) of the Wyle Disclosure Schedule.

         (d) The Exchanged Wyle Shares, when issued in accordance with the Wyle recapitalization, shall be duly authorized and validly issued and are fully paid and nonassessable.

         (e) The shares of Series A-1 Preferred Stock, when issued as set forth in Section 2.3 hereof, shall be duly authorized and validly issued and fully paid and nonassessable.

         (f) There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Wyle to issue, sell, or otherwise cause to become outstanding any of its capital stock, except for the issuance of shares and options contemplated herein and as set forth in said
Section 5.6(f) of the Wyle Disclosure Schedule. There are no outstanding obligations of Wyle to repurchase, redeem or otherwise acquire any debt or equity securities of Wyle, except as set forth in Section 5.6(f) of the Wyle Disclosure Schedule.

         SECTION 5.7 Absence of Certain Changes. Since December 28, 1997, Wyle has conducted its business in the ordinary course consistent with past practice and, except as set forth in Section 5.7 of the Wyle Disclosure Schedule or contemplated by this Agreement, there has not been:

                 (a) any event, occurrence or development which has had or is likely to have a Material Adverse Effect;

                 (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any Wyle Shares, or any repurchase, redemption or other acquisition by Wyle of any Wyle Shares or other securities of, or other ownership interests in, Wyle;

                 (c) any incurrence, assumption or guarantee by Wyle of any indebtedness for borrowed money;

                 (d) any creation or assumption by Wyle of any Lien on any Wyle Assets other than in the ordinary course of business consistent with past practices;

                 (e) any making of any loan, advance or capital contributions to or investment in any Person;

                 (f) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Wyle which, individually or in the aggregate, has had or is likely to have a Material Adverse Effect;

                 (g) any transaction or commitment made, or any contract or agreement entered into, by Wyle relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Wyle of any contract or other right, other than transactions and commitments in the ordinary course of business consistent with past practices;

                 (h) any (i) grant of any severance or termination pay to any director or officer of Wyle, (ii) execution and/or delivery of any employment, deferred compensation or other similar agreement (or any amendment to any existing agreement) with any director, or officer of Wyle, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements with any director or officer of Wyle or (iv) increase in compensation, bonus or other benefits payable to any of the directors or officers of Wyle; or

                 (i) any labor dispute, other than routine individual grievances, which are likely to have a Material Adverse Effect, or, to the knowledge of Wyle, any activity or proceeding by a labor union or representative thereof to organize any employees of Wyle, which employees were not subject to a collective bargaining agreement at December 28, 1997, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees which activity, proceeding or action has had or is likely to have a Material Adverse Effect.

         SECTION 5.8 Taxes. Wyle has timely filed (i) all tax returns and reports required to be filed by it or (ii) requests for extensions to file such returns or reports, which requests have been granted and have not expired, except to the extent that any such failure to file or to have extensions granted that remain in effect individually or in the aggregate would not have a Material Adverse Effect. Wyle has timely paid all Taxes shown as due on such returns, and the Wyle Financial Statements reflect, in accordance with generally accepted accounting principles (applied to the Wyle Financial Statements taken as a whole), an adequate reserve for all Taxes payable by Wyle for all taxable periods and portions thereof accrued through the date of the Wyle Financial Statements. No deficiencies for any Taxes have been proposed, asserted or assessed against Wyle that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a Material Adverse Effect, and as of the date of this Agreement no requests for waivers of the time to assess any such Taxes have been granted and are outstanding or are pending. Wyle is not party to any tax allocation or sharing agreement.

         SECTION 5.9      ERISA.

         (a) Section 5.9(a) of the Wyle Disclosure Schedule lists each employee benefit plan (as defined in Section 4.9(a) hereof), and each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is enter into, maintained, administered or contributed to, as the case may be, by Wyle or any Plan Affiliate and (ii) covers any employee or former employee of Wyle or any Plan Affiliate or under which Wyle or any Plan Affiliate has any liability; provided, however, that the term "employee benefit plan" shall not include the 401(k) plan of Wyle. Except for the 401(k) plan of Wyle, the plans are referred to collectively herein as the "WYLE EMPLOYEE PLANS." True and complete copies of each of such employee benefit plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been delivered to the Companies together with (x) the most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan and (y) the most recent actuarial valuation report prepared in connection with any such plan.

         (b) No Wyle Employee Plan (i) is maintained in connection with any trust described in Section 501(c)(9) of the Code or (ii) is subject to Title IV of ERISA. If a "complete withdrawal" by Wyle and the Plan Affiliates were to occur as of the Closing Date with respect to all "multiemployer plans" as defined in Section 3(37) of ERISA, neither Wyle nor any Plan Affiliate would incur any "withdrawal liability" within the meaning of Section 4201 of ERISA, under Title IV of ERISA, except as would not have a Material Adverse Effect. Except as would not have a Material Adverse Effect, no "prohibited transaction," as defined in Section 406 of ERISA or
Section 4975 of the Code, has occurred with respect to any Employee Plan or any other employee benefit plan or arrangement maintained by Wyle or any Plan Affiliate which is covered by Title I of ERISA.

         (c) Each Wyle Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. Wyle has delivered to each the Companies copies of the most recent Internal Revenue Service determination letters with respect to each such Plan. Each Wyle Employee Plan has been maintained in compliance with its terms and with all applicable legal requirements, except where the failure to comply would not have a Material Adverse Effect.

         (d) There is no contract, agreement, plan or arrangement covering any employee or former employee of Wyle or any Plan Affiliate that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 162(a)(1) or 280G of the Code nor would any Person become entitled to severance termination allowance or similar payments as a result of the transactions contemplated by this Agreement.

         (e) Wyle does not have any current or projected liability in respect of post-employment or post-retirement health, medical or life insurance benefits for retired or former employees of Wyle and/or its Affiliates, except as required by applicable law. No condition exists that would prevent Wyle from amending or terminating any Wyle Employee Plan providing health or medical benefits in respect of any active employee of Wyle except where liability to amend or terminate any such plan or arrangement would not have a Material Adverse Effect.

         (f) There has been no amendment to, written interpretation or announcement (whether or not written) by Wyle or any Plan Affiliate relating to, or change in employee participation or coverage under, any Wyle Employee Plan which would increase materially the expense of maintaining such Wyle Employee Plan above the level of the expense incurred in respect thereof for the fiscal year ended on December 28, 1997.

         (g) Wyle does not have any knowledge of any material actions, suits or claims pending or threatened, against the assets of any Wyle Employee Plan, other than routine claims for benefits.

         (h) Wyle has made full and timely payment of all amounts required to be contributed under the terms of any employee benefit plan and applicable law or required to be paid as expenses under such plan, and shall continue to do so through the Closing Date.

         SECTION 5.10     Compliance With Environmental Laws.

         (a) To the best of Wyle's knowledge, each of the Wyle Real Properties is maintained in compliance with the Environmental Laws.

         (b) To the best of Wyle's knowledge, Wyle has all Environmental Permits required under any Environmental Law or the provisions thereof and each of the Wyle Real Properties is in compliance with all such Environmental Permits.

         (c) To the best of Wyle's knowledge, Wyle has not received any notice at any time that it is or was claimed to be in violation of or in non-compliance with the conditions of any Wyle Environmental Permit required under any Environmental Law or the provisions of any Environmental Law that have not been corrected.

         (d) To the best of Wyle's knowledge, there is not now pending or threatened any Action against Wyle under any Environmental Law or otherwise with respect to any Release or mishandling of any Hazardous Substance.

         (e) To the best of Wyle's knowledge, there are no consent decrees, judgments, judicial or administrative orders or agreements with, or Wyle Liens by, any governmental authority or quasi-governmental entity relating to any Environmental Law which regulate, obligate, bind or in any way affect Wyle, the Wyle Assets, Wyle's business or any Wyle Real Properties.

         (f) To the best of Wyle's knowledge, there are no present or past Wyle Environmental Conditions in any way relating to Wyle or the Wyle Real Properties. "WYLE ENVIRONMENTAL CONDITIONS" means the introduction into the environment of any pollution, including any contaminant, irritant or pollutant or other Hazardous Substance (whether or not upon the Wyle Real Properties and whether or not such pollution constituted at the time thereof a violation of any Environmental Law as a result of any release of any kind whatsoever of any Hazardous Substance) as a result of which Wyle has or may become liable to any person or by reason of which any of the Wyle Real Properties or any of the Wyle Assets may suffer or be subjected to any lien.

         (g) To the best of Wyle's knowledge, true, complete and correct copies of the written reports, and all parts thereof, including any drafts of such reports if such drafts are in the possession or control of Wyle, of all environmental audits or assessments which have been conducted at any of the Wyle Real Properties, including previous or past operations at each of the Wyle Real Properties, within the past three (3) years, either Wyle or any attorney, environmental consultant or engineer engaged for such purpose, have been delivered to the Companies a list of all such reports, audits and assessments and any other similar reports, audit or assessment of which Wyle has knowledge is included on the Wyle Disclosure Schedule.

         (h) Wyle has not made and has not been required to make any filing under the New Jersey Industrial Site Recovery Act, the Environmental Cleanup Responsibility Act, or any other state law of similar effect.

         SECTION 5.11 Bids. To the best of Wyle's knowledge, other than those set forth in Section 5.11 of the Wyle Disclosure Schedule, Wyle has not submitted any Bid relating to Wyle business which is currently outstanding and which, if accepted or awarded, would result in a Government Contract where the volume of purchases of materials, supplies, goods, services, equipment or other assets from Wyle under any such resulting Government Contract could be reasonably expected to exceed Two Hundred Fifty Thousand Dollars ($250,000).
Section 5.11 of the Wyle Disclosure Schedule identifies each such Bid by number and the party to which such Bid was made and the proposed price. All cost or pricing data submitted or certified in connection with each of such Bids are current, accurate and complete in accordance with the Truth in Negotiations Act.

         SECTION 5.12 Government-Furnished Property or Equipment. To the best of Wyle's knowledge, all Government-Furnished Items of Wyle are in a good state of maintenance and repair (except for ordinary wear and tear and such conditions resulting solely from delay in repossession by the Government), have been regularly and appropriately maintained and repaired in accordance with all contractual, legal and regulatory requirements and shall be in the possession of Wyle on the Closing Date. Wyle has complied in all material respects with all of its obligations relating to the Government-Furnished Items of Wyle, and upon the return thereof to the U.S. Government in the condition thereof on the date hereof, would have no liability to the U.S. Government with respect thereto. To the best of Wyle's knowledge, the Companies will incur no liability to the U.S. Government as a result of Wyle's failure to keep records, maintain or possess property furnished to Wyle by or on behalf of the U.S. Government.

         SECTION 5.13     Backlog.

         (a) Section 5.13 of the Wyle Disclosure Schedule sets forth, with respect to each Contract of Wyle having unfilled backlog as of December 28, 1997 in excess of Five Hundred Thousand Dollars ($500,000) the backlog of Wyle thereunder as of the date hereof including the customer name, dollar amount of backlog, backlog that is unfunded by the U.S. Government and any unexercised subsisting and exercised options.

         (b) Except as set forth in Section 5.13(b) of the Wyle Disclosure Schedule, (i) all of the Contracts of Wyle constituting the backlog of Wyle (A) were entered into in the ordinary course of business, (B) would be capable of performance in accordance with the terms and conditions of each such Contract by Wyle and (C) are the subject of valid and binding written agreements enforceable in accordance with their respective terms, and (ii) Wyle has not received any notice that any of such Contracts will be canceled or materially reduced.

         SECTION 5.14 Clearances. Section 5.14 of the Wyle Disclosure Schedule sets forth all facility and personnel security clearances held by Wyle and, to the best of Wyle's knowledge, all personnel security clearances held by Wyle's officers, directors, employees, consultants and agents (to the extent such agent or consultant is material to the performance of any Contract). Wyle represents that these security clearances are sufficient to allow the Surviving Corporation following the Merger to conduct the business of Wyle as presently conducted, and that, except as disclosed in said Section of the Wyle Disclosure Schedule, Wyle has no knowledge of any proposed or threatened termination of any personnel or facility security clearance (whether or not such clearance is collateral or special access, and whether or not such clearance is listed in said Section 5.14).

         SECTION 5.15     Government Contracts.

         (a) Except as set forth in Section 5.15(a) of the Wyle Disclosure Schedule, with respect to each and every Government Contract or Government Bid to which Wyle is a party: (i) Wyle has complied with all material terms and conditions of such Government Contract or Government Bid, including all clauses, provisions and requirements incorporated expressly, by reference or by operation of law therein; (ii) Wyle has complied with all requirements of all applicable laws or agreements pertaining to such Government Contract or Government Bid; (iii) all statements, representations, warranties and certifications executed, acknowledged or set forth in or pertaining to such Government Contract or Government Bid were complete and correct as of their effective date and neither contained any untrue statement of any material fact nor omitted to state a material fact necessary in order to make the statements contained therein not misleading, and Wyle has complied in all material respects with all such statements, representations, certifications and warranties; (iv) neither the U.S. Government nor any prime contractor, subcontractor or other Person has notified Wyle, either in writing or orally, that Wyle has breached or violated any Applicable Law, certification, representation, clause, provision or requirement pertaining to such Government Contract or Wyle Government Bid; (v) no termination for convenience, termination for default, cure notice or show cause is currently in effect pertaining to such Government Contract or Government Bid; (vi) no cost incurred by Wyle pertaining to such Government Contract or Government Bid has been formally questioned or challenged, is the subject of any investigation or has been disallowed by the U.S. Government; (vii) no money due to Wyle pertaining to such Government Contract or Government Bid has been withheld or set off, nor has any claim been made to withhold or set off any such amounts and Wyle is entitled to all payments received with respect thereto; (viii) there is no claim, default or claim of default or basis therefor, or event which, with the passage of time, could reasonably be expected to result in a claim or default or give rise to any right of termination, cancellation, acceleration or amendment or other claim by any party; and (ix) there has been no omission by Wyle which may reasonably be expected to result in, and there has been no occurrence which may reasonably be expected to result, in product liability (whether covered by insurance or not) on the part of Wyle, with respect to products designed, manufactured, assembled, repaired, maintained, delivered or installed or services rendered by Wyle prior to or on the Closing Date, except where such act or omission would not have a Material Adverse Effect on Wyle.

         (b) Neither Wyle nor any of its respective directors, officers, employees, consultants or agents is (or during the last three (3) years has been) under administrative, civil or criminal investigation, indictment or information by any Government Authority, or any audit or investigation by Wyle with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid. During the last three (3) years, Wyle has not conducted or initiated any internal investigation or made a voluntary disclosure to the U.S. Government, with respect to any alleged irregularity, misstatement or omission arising under or relating to a Government Contract or Government Bid. To the best of Wyle's knowledge, there exists no irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid that has led, or could be expected to lead, to any of the consequences set forth in clauses (i) or
(ii) of the immediately preceding sentence or to any other damage, penalty assessment, recoupment of payment or disallowance of cost. Wyle has all permits required under or with respect to all Government Contracts, except such permits the failure of which to obtain would not have a Material Adverse Effect.

         (c) To the best of Wyle's knowledge, there exist (i) no outstanding claims against Wyle, either by the U.S. Government or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract or Government Bid; (ii) no disputes between Wyle and the U.S. Government under the Contract Disputes Act or any other Federal statute or between Wyle and any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Government Bid;
(iii) no outstanding or anticipated final decisions from a contracting officer; and (iv) no warranty claims or obligations. Wyle has no interest in any pending claim, any claim under consideration, any pending request for equitable adjustment or any request for equitable adjustment under consideration against the U.S. Government or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Government Bid. Section 5.15(c) of the Wyle Disclosure Schedule lists each Government Contract which is currently under audit (other than routine audits conducted in the ordinary course of business) by the U.S. Government or any other Person that is a party to such Government Contract.

         (d) Except as set forth in Section 5.15(d) of the Wyle Disclosure Schedule, since December 22, 1994, Wyle has not been debarred or suspended from participation in the award of contracts with the United States Department of Defense or any other Governmental Authority, nor has Wyle been found non-offerors within the meaning of Federal Acquisition Regulation Subpart 9.1. To the best of Wyle's knowledge, there exist no facts or circumstances that would warrant the institution of suspension or debarment proceedings or the finding of non-responsibility on the part of Wyle, or any director or officer of Wyle.

         (e) Wyle's cost accounting system and the associated entries reflected in the Wyle Financial Statements with respect to the Government Contracts are in compliance in all material respects with all Applicable Laws. Wyle's accounting practices are consistent with its accounting disclosure statements.

         (f) All tests or inspections on supplies or services provided by Wyle to the U.S. Government pursuant to any Government Contract or to any other Person pursuant to a Government Contract or as a part of the delivery to the U.S. Government or to any other Person pursuant to a Government Contract of any article designed, engineered or manufactured in Wyle's business were complete and correct in all material respects as of the date so provided. Wyle has provided all test or inspection results to the U.S. Government or to any other Person pursuant to a Government Contract as required by Applicable Law and the terms of the applicable Government Contracts.

         (g) All cost or pricing data submitted in connection with Government Contracts or Government Bids were current, accurate and complete when submitted and none of the Government Contracts is in, or was awarded in, violation of any "truth-in-negotiations" or "defective pricing" laws, rules or regulation to which they are subject, including the Truth in Negotiations Act and the False Claims Act.

         (h) Wyle is now and has been in full compliance with the EAA, as amended, and its regulations, and the AECA, as amended, and its regulations, which provide generally that no commodities or technical data, including any hardware, software, or other technical data (or direct products thereof) shall be disclosed, exported or re-exported, directly or indirectly, without first obtaining all prior approvals from the U.S. Department of Commerce as required by the EAA and its regulations, or the U.S. Department of State as required by AECA and its regulations. Wyle is and has been in full compliance with the United States Foreign Assets Control Regulations, as amended, which provide generally that companies under the jurisdiction of the United States may not engage in any dealings or transactions, directly or indirectly, with foreign countries embargoed by the United States, or foreign nationals and companies identified by the United States as representing the interests of such embargoed countries, which currently include Iran, Iraq, Libya, North Korea, Cuba, Sudan, certain areas of the former Federal Republic of Yugoslavia, and the UNITA, as well as other countries so designated from time to time by the U.S. government. Such dealings and transactions include any transfers, withdrawals, or exportations of any property, or evidences of indebtedness or evidences of ownership of property by any person subject to the jurisdiction of the United States. Wyle is now and has been in full compliance with the foreign boycott provisions of the EAA and its regulations which provide generally that Wyle and its employees and agents shall not comply with, further or support any unsanctioned foreign boycott, including without limitation the supply of any prohibited customers, as proscribed by the EAA and its regulations

         SECTION 5.16 Payments. To the best of Wyle's knowledge, Wyle has not, directly or indirectly, given, paid or delivered any fee, commission or other sum of money or item of property or consideration, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or the Wyle Assets, which is, or may be with the passage of time or discovery, illegal under any federal, state or local laws of the United States (including the U.S. Foreign Corrupt

Practices Act) or any other country having jurisdiction; and to the best of Wyle's knowledge, Wyle has not participated, directly or indirectly, in any kickbacks or boycotts or other similar practices affecting any of its actual or potential customers of Wyle's business.

         SECTION 5.17     Wyle Assets.  The Wyle Assets described in Section
5.17 of the Wyle Disclosure Schedule constitute all of the tangible and intangible property used in the operation of the business of Wyle as the same are currently conducted and no other tangible or intangible property other than the Wyle Assets is used in connection with the operation of Wyle's business. Except as described in Section 5.17 of the Wyle Disclosure Schedule, Wyle has good and marketable title to all of the Wyle Assets, free and clear of all liens, encumbrances, charges, security interests or options of any kind whatsoever. Wyle has a valid leasehold interest in each leased property included within the Wyle Assets. Except as set forth in Section 5.17 of the Wyle Disclosure Schedule, to the best of Wyle's knowledge, all of the machinery, equipment, tooling and other tangible personal property included within the Wyle Assets is in good operating condition and repair, reasonable wear and tear excepted. Wyle has maintained the machinery, equipment, tooling and other tangible personal property included within the Wyle Assets in a manner consistent with industry standards and consistent with other similar machinery, equipment, tooling and tangible personal property utilized by Wyle that is included within the Wyle Assets.

         SECTION 5.18     Wyle Real Properties.

         (a) Section 5.18(a) of the Wyle Disclosure Schedule contains a complete and accurate list of all Wyle Real Properties and a list of all of the Wyle Leases pursuant to which Wyle leases Wyle Real Properties. Wyle has delivered to each of the Companies true, complete and correct copies of all of the Wyle Leases. The Wyle Owned Real Properties include all rights, easements and privileges required by Applicable Law for the use of the Wyle Facilities located thereon, except for such rights, easements and privileges, the absence of which would not be likely to result in a Material Adverse Effect. There are no pending or, to the best of Wyle's knowledge, threatened condemnation proceedings with respect to any of the Wyle Real Properties. Except for the items listed in Section 5.18(a) of the Wyle Disclosure Schedule, there are no leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any person the right to purchase, use or occupy any of the Wyle Owned Real Properties, or any portion thereof or interest in any Wyle Owned Real Properties, which materially interfere with the operation of any of Wyle's business. Wyle enjoys undisturbed possession of all the Wyle Leased Real Properties. Each of the Wyle Leases includes all rights, easements and privileges required by Applicable Law for the operations of Wyle being conducted on the Wyle Leased Real Properties subject to such Wyle Leases, except for such rights, easements and privileges, the absence of which would not be likely to result in a Material Adverse Effect.

         (b) All Wyle Facilities have received all required approvals of governmental authorities (including Permits and a certificate of occupancy or other similar certificate permitting lawful occupancy of the Wyle Facilities) required in connection with the operation thereof, except such approvals as to which the failure to receive would not result in a Material Adverse Effect, and have been operated and maintained in accordance with Applicable Laws.

         (c) All Wyle Facilities are supplied with utilities (including water, sewage, disposal, electricity, gas and telephone) and other services in such quantities as are necessary for the operation of such Wyle Facilities as currently operated.

         (d) Wyle has not received notice of any special assessment relating to any Wyle Real Properties and there is no pending or, to the best of Wyle's knowledge, threatened, special assessment.

         (e) The Wyle Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect; no event of default has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default thereunder on the part of Wyle or the landlord or lessor thereunder; and to the best of Wyle's knowledge, under any of the Wyle Leases, Wyle has no knowledge of the occurrence of any event of default which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default thereunder by any other party.

         SECTION 5.19     Contracts and Commitments.

         (a) Section 5.19(a) of the Wyle Disclosure Schedule sets forth an accurate and complete list of all material written Contracts of Wyle, and, to the best of Wyle's knowledge, an accurate and summary of all material oral Contracts of Wyle, including the following:

                 (i) Contracts not made in the ordinary course of Wyle's business;


                 (ii) All Government Contracts under which Wyle is the prime contractor and all other Government Contracts to which Wyle is a party;


                 (iii)   Any Contract with any foreign governmental authority;


                 (iv) Employment contracts and severance agreement with persons employed by Wyle, including Contracts (A) to employ or terminate officers or other personnel and other contracts with present or former officers or other personnel of Wyle or (B) that will result in the payment by, or the creation of any commitment or obligation (absolute or contingent) to pay on behalf of Wyle any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;


                 (v)     Labor or union contracts;

                 (vi) Distribution, franchise, license, sales, commission, consulting agency or advertising contracts;


                 (vii) Options with respect to any property used in connection with Wyle's business, real or personal, whether Wyle shall be the grantor or grantee thereunder;


                 (viii) Contracts involving expenditures or liabilities, actual or potential, in excess of Two Hundred Fifty Thousand Dollars ($250,000);


                 (ix) Contracts or commitments relating to commission arrangements with others;


                 (x) Promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, whether Wyle shall be the borrower, lender or guarantor thereunder or whereby any Wyle Assets are pledged;


                 (xi) Contracts containing covenants limiting the freedom of Wyle to engage in any line of business which is competitive with or relates to the business of Wyle;


                 (xii) Leases of personal property not cancelable (without liability) within thirty (30) calendar days and involving payments in excess of Fifty Thousand Dollars ($50,000); and


                 (xiii) All teaming or similar agreements or arrangements that pertain to any Government Contract listed in Section 5.19(a) of the Wyle Disclosure Schedule and to which Wyle is a party which involve payments in excess of Two Hundred Fifty Thousand Dollars ($250,000).

Wyle has made available to the Companies true, correct and complete copies of all of the Contracts listed in Section 5.19(a) of the Wyle Disclosure Schedule, including all amendments and supplements thereto.


         (b) Except with regard to Government Contracts which are specifically addressed in Section 5.15 hereof, all of the Contracts of Wyle listed in Section 5.19 of the Wyle Disclosure Schedule are valid and in full force and effect. Wyle has duly performed all of its obligations under the Contracts of Wyle listed in Section 5.19 of the Wyle Disclosure Schedule and, to the best of Wyle's knowledge, all other contracts to which Wyle is a party or by which it or the Wyle Assets are bound, to the extent those obligations to perform have accrued, and no violation of, or default or breach under any Contracts by Wyle or, to the best of Wyle's knowledge, any other party has occurred and neither Wyle nor, to the best of Wyle's knowledge, any other party has repudiated any provisions thereof, except where such violation, default, breach or repudiation would not have a Material Adverse Effect.

         (c) Except with regard to Government Contracts which are specifically addressed in Section 5.15 hereof, Wyle has not committed any act, and there has been no omission by Wyle, which may be expected to result in, and there has been no occurrence relating to Wyle's products or services that may be expected to result in product liability or liability for breach of warranty (whether covered by insurance or not) on the part of Wyle, with respect to products designed, manufactured, assembled, repaired, maintained, delivered or installed or services rendered by Wyle prior to or on the Closing Date, except where such act, omission or occurrence would not have a Material Adverse Effect.

         SECTION 5.20 Permits, Consents and Approvals. Except with regard to Government Contracts, which are specifically addressed in Section 5.15 hereof and Environmental Laws which are specifically addressed in Section 5.10 hereof, to the best of Wyle's knowledge, Wyle has all Permits required to conduct its business, except such Permits the failure of which to obtain would not have a Material Adverse Effect. All such Permits are valid and in full force and effect, except such Permits the failure of which to be valid and in full force and effect would not have a Material Adverse Effect. All such Permits are listed in Section 5.20 of the Wyle Disclosure Schedule. All such Permits shall remain in full force and effecting following the Merger. Other than in connection with or in compliance with the provisions of the HSR Act, the consents needed to assign the collective bargaining agreements and to maintain the Government Contracts in full force and effect following the Effective Time, no notice to, declaration, filing or registration with, or Permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Wyle in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby.

         SECTION 5.21 Financial Statements. Wyle has heretofore delivered to the Companies the Wyle Financial Statements. The Wyle Financial Statements
(a) are in accordance with the books and records of Wyle, (b) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby, and (c) fairly and accurately present the financial position of Wyle as of the respective dates thereof and the results of operations and changes in cash flows for the periods then ended (subject, in the case of the Interim Financial Statements of Wyle, which include only the balance sheet and income statement without footnotes, and are subject to normal year-end adjustments). At the respective dates of the Wyle Financial Statements, there were no material liabilities of Wyle which, in accordance with generally accepted accounting principles, should have been shown or reflected in the Wyle Financial Statements or the notes thereto, which are not shown or reflected in the Wyle Financial Statements or the notes thereto. All of the liabilities set forth in the Wyle Financial Statements have been incurred in the ordinary course of Wyle's business and relate thereto.

         SECTION 5.22 Litigation. There is no Action pending or, to the best of Wyle's knowledge, threatened (a) against or affecting Wyle or any of the Wyle Assets, (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement, (c) that involve the risk of criminal liability, or (d) in which Wyle is a plaintiff, including any derivative suits brought by or on behalf of Wyle. Wyle is not in default with respect to or subject to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against Wyle, its business or the Wyle Assets.

         SECTION 5.23 Labor Matters. Wyle is not a party to any collective bargaining agreement with respect to its employees with any labor organization, union, group or association and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice. In the last three (3) years, Wyle has not experienced any attempt by organized labor or its representatives to make Wyle conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover such employees. There is no labor strike or labor disturbance pending or, to the best of Wyle's knowledge, threatened against Wyle nor is any grievance currently being asserted, and in the last three (3) years Wyle has not experienced a work stoppage or other material labor difficulty. Wyle is in compliance in all material respects with all applicable laws respecting employment practices, employee documentation, wages, hours and working conditions and is not and has not engaged in any unfair labor practice. There is no unfair labor practice or employment discrimination claim or harassment charge or complaint against Wyle pending before the National Labor Relations Board or any other domestic or foreign Governmental Agency.

         SECTION 5.24 Compliance with Law. Except with regard to Environmental Laws which are specifically addressed in Section 5.10 hereof and the Government Contracts which are specifically addressed in Section 5.15 hereof, to the best of Wyle's knowledge, Wyle has not violated and is in compliance in all material respects with all laws, statutes, ordinances, regulations, rules and orders of any foreign, federal, state or local government and any other governmental department or agency, and any judgment, decision, decree or order of any court or governmental, agency, department or authority, except where the violation or failure to comply, individually or in the aggregate, would not have a Material Adverse Effect. Except with regard to Environmental Laws which are specifically addressed in Section 5.10 hereof and Government Contracts which are specifically addressed in Section 5.15 hereof, Wyle is in conformity with all energy, public utility, zoning, building and health codes, regulations and ordinances, federal Occupational Safety & Health Act and all other foreign, federal, state, and local governmental and regulatory requirements applicable to Wyle, except where the failure to comply, individually or in the aggregate, would not have a Material Adverse Effect. Wyle has not received any written or oral notice to the effect that, or otherwise been advised that, Wyle is not in compliance with any such statutes, regulations, rules, judgments, decrees, orders, ordinances or other laws except for notices of non-compliance which, individually or in the aggregate, would not have a Material Adverse Effect.

         SECTION 5.25     Proprietary Rights.

         (a) Section 5.25 of the Wyle Disclosure Schedule lists all of Wyle's domestic or foreign federal, state and foreign registrations of trademarks, service marks, trade names and corporate names, and all pending applications for any such registrations, and all of Wyle's patents and registered copyrights and all pending applications for patents and copyrights, all unregistered trademarks, service marks and the trade names owned by Wyle (collectively, the "WYLE PROPRIETARY RIGHTS") and all trademarks, service marks, trade names, copyrights, patents and trade secrets which are licensed to Wyle (collectively, the "WYLE LICENSED RIGHTS"). Section
5.25 of the Wyle Disclosure Schedule also sets forth: (i) for each patent and registered design, the number, country and subject matter, (ii) for each patent application and registered design application, the application number, country, date of filing and subject matter, (iii) for each trademark or service mark for which application for registration has been made, the application serial number or registration number, country, the class of goods or services for which the mark is used, and (iv) for each copyright for which application for registration has been made, the copyright number, country, and date of filing. True and correct copies of all patents, trademark registrations, service mark registrations, and copyright registrations, and all pending applications for patents, trademarks, service marks, and copyrights owned by or on behalf of Wyle have been delivered to each of the Companies.

         (b) To the best of Wyle's knowledge, no Person has a right to receive a royalty or similar payment from Wyle in respect of use by Wyle of the Wyle Proprietary Rights or the Wyle Licensed Rights. Wyle has no licenses granted, sold or otherwise transferred by or to it nor other agreements to which it is a party, relating in whole or in part to any of the Wyle Proprietary Rights.

         (c) Wyle owns or has the right to exploit and use each of the Wyle Proprietary Rights and Wyle Licensed Rights. All of the patents, registered designs and registered copyrights and trademark and service mark registrations listed in said Section 5.25 of the Wyle Disclosure Schedule have been duly issued and are subsisting. All of the pending patent, copyright, trademark and service mark applications listed in said Section 5.25 of the Wyle Disclosure Schedule have been duly filed. Wyle's exploitation or use of the Wyle Proprietary Rights or Wyle Licensed Rights does not infringe upon or otherwise violate the rights of any Person, and no proceedings have been instituted or, to the best of Wyle's knowledge, threatened against or notices received by Wyle's that are presently outstanding alleging that Wyle's exploitation or use of the Wyle Proprietary Rights infringes upon or otherwise violates any rights of any Person. To the best of Wyle's knowledge, no Person is infringing upon any of the Wyle Proprietary Rights or Wyle Licensed Rights in a manner which has a Material Adverse Effect. All of the Wyle Proprietary Rights are valid and enforceable rights of Wyle and will not cease to be valid and in full force and effect by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

         SECTION 5.26 Insurance. Section 5.26 of the Wyle Disclosure Schedule contains a complete and accurate list of all policies or binders of fire, liability, title, worker's compensation, product liability and other forms of insurance (showing as to each policy or binder the carrier and policy number) maintained by Wyle. Wyle is not in default under any of such policies or binders. All policies and binders provide sufficient coverage for the risks insured against, are in full force and effect on the date hereof and shall be kept in full force and effect through the Closing Date.

         SECTION 5.27 Accounts Receivable. Except for contract withholds and other unbilled receivables (which are addressed below), the accounts receivable reflected in the Interim Balance Sheet of Wyle, and all accounts receivable arising since the date of such Interim Balance Sheet, represent bona fide claims of Wyle against debtors for sales, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, Contracts or customer requirements. The reserves on accounts receivable as set forth on the Interim Balance Sheet of Wyle and, in the case of accounts receivable arising since the date of such Interim Balance Sheet, represent a commercially a reasonable reserve on accounts receivable in respect of Wyle. The contract withholds and other unbilled receivables reflected in the Interim Balance Sheet of Wyle fairly and accurately present the amount of such withholds and unbilled receivables, and all contract withholds and other unbilled receivables reflected on the Wyle Interim Balance Sheet or arising since the date of the Interim Balance Sheet of Wyle are subject to the completion (by Wyle prior to the Effective Time and by Surviving Corporation after the Effective Time) of the Contracts to which such contract withholds and other unbilled receivables relate in accordance with their respective terms.

         SECTION 5.28 Disclosure. Neither this Agreement nor any written instrument, list, exhibit, schedule or certificate furnished or to be furnished to the Companies pursuant hereto by Wyle contains or will contain any untrue statement of a material fact.

         SECTION 5.29 "Knowledge." When the phrase "to Wyle's knowledge" or "to the best of Wyle's knowledge" (or any variation of the foregoing) is used in this Article Five, such qualification shall refer to anything within the actual knowledge of any one or more of any of the following: Robert A. Rieth, L. Craig Smith and F. Stephen Wyle.

                                   ARTICLE 6

                           COVENANTS OF THE COMPANIES

                 Each of the Companies jointly and severally agrees, and, with respect to an obligation of Krug set forth in this Article 6, will cause Krug to perform such that:

         SECTION 6.1 Conduct of the Companies. From the date hereof until the Effective Time, except as contemplated by this Agreement, each of the Companies shall conduct its business in the ordinary course consistent with past practices and shall use its best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present directors, officers and employees to the end that the Companies' goodwill and ongoing businesses shall not be impaired in any material respect. Without limiting the generality of the foregoing, from the date hereof until the Effective Time without Wyle's prior written consent:

         (a) Neither of Companies will adopt or propose any change in its articles of incorporation or bylaws, except as provided in the Ohio Certificate of Merger;

         (b) Neither of the Companies will merge or consolidate with any other Person or acquire a material amount of assets of any other Person;

         (c) Neither of the Companies will sell, lease, license or otherwise dispose of any assets or property material to the business of the Companies, except in the ordinary course of business consistent with past practices;

         (d) Neither of the Companies will take or agree or commit to take any action that it could make any representation and warranty of the Companies hereunder inaccurate in any material respect at the Effective Time;

         (e) Neither of the Companies will declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, or subdivide, re-classify, recapitalize, split, combine or exchange any of its shares of capital stock;

         (f) Neither of the Companies will incur any indebtedness for borrowed money or make any loans or advances, except in the ordinary course of business pursuant to the Loan Agreement;

         (g) Neither of the Companies will increase the compensation payable or to become payable to any of the directors, officers or employees of the Companies, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or employee of the Companies, or establish, adopt, enter into or amend in any material respect or take action to accelerate any rights or benefits under any collective bargaining agreement or any employee benefit plan, agreement or policy;

         (h) Neither of the Companies will take any action, other than actions in the ordinary course of business and consistent with past practices, with respect to accounting policies or procedures (including tax accounting policies and procedures);

         (i) Neither of the Companies will mortgage or otherwise encumber or subject to any Lien any of its properties or assets, except for Liens in connection with loans or advances permitted by clause (f) above;

         (j) Neither of the Companies will acquire any securities or, or make any investment in, any Subsidiary; and

         (k) Neither of the Companies will agree or commit to do any of the foregoing.

         SECTION 6.2 Avoidance of Breach. Neither the Companies nor Krug will take or agree or commit to take any action that it reasonably expects would make any representation and warranty of the Companies or with respect to Krug, including any representation or warranty made by the Companies with respect to Krug, hereunder inaccurate in any material respect at the Effective Time.

         SECTION 6.3 Access to Information. From the date hereof until the Effective Time, subject to the restrictions contained in agreements with third parties (if Krug and the Companies have used their reasonable efforts to obtain the consent of such third party), prohibitions required by law or privileged communications, the disclosure of which would result in a loss of such privilege, Krug and the Companies will give Wyle, its attorneys, financial advisors, auditors and other authorized representatives full access within normal working hours, to the offices, properties, books and records of Krug and the Companies, will furnish to Wyle such financial and operating data and other information as such Persons may reasonably request (including examination of contract profitability, DCAA status, employee benefits, agreements, pending and threatened litigation, obligations and items comprising each of the balance sheets included in the Krug Financial Statements) and will instruct Krug's and the Companies' employees, attorneys and financial advisors to cooperate with Wyle in its investigation of the business of Krug and the Companies'; provided, however, that no investigation pursuant to this Section shall affect any representation or warranty given by Krug or the Companies to Wyle hereunder.

         SECTION 6.4 Other Offers. Except as may be required by Delaware General Corporation Law, from the date hereof until the termination of this Agreement, none of Krug, the Companies, or their respective officers or directors will, directly or indirectly, take any action to solicit, initiate, encourage any Acquisition Proposal or engage in negotiations concerning an Acquisition Proposal with, or disclose any non-public information relating to Krug or the Companies or afford access to the properties, books or records of Krug or the Companies to, any Person that may be considering making, or has made, an Acquisition Proposal. Each of Krug and the Companies will promptly notify Wyle after receipt of any Acquisition Proposal or any indication that any Person is considering making an Acquisition Proposal or any request for non-public information relating to Krug or the Companies or for access to the properties, books or records of Krug or the Companies by any Person that may be considering making, or has made, an Acquisition Proposal and will keep Wyle fully informed of the status and details of any such Acquisition Proposal, indication or request.

         SECTION 6.5 Notices of Certain Events. Each of the Companies shall promptly notify Wyle of:

                 (i) any written notice or other written communication to Krug, the Companies or any employee, director or officer thereof from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                 (ii) any written notice or other written communication to Krug, the Companies or any employee, director or officer thereof from any Governmental Authority in connection with the transactions contemplated by this Agreement; and


                 (iii) any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of Krug and the Companies, threatened against Krug relating to or involving or otherwise affecting the Companies.


         SECTION 6.6 Additional Agreements. At the Closing, each of the Companies shall deliver or cause to be delivered to Wyle the following additional agreements (the "ADDITIONAL AGREEMENTS"):

         (a) the Amended and Restated Stockholders Agreement duly executed by and on behalf of Krug in substantially the form attached hereto as Exhibit 6.6(a) (the "STOCKHOLDERS AGREEMENT");

         (b) each of the Employment Agreements duly executed by each of the existing President and Chief Financial Officer of KLSI in substantially the form attached hereto as Exhibit 6.6(b) (the "EMPLOYMENT AGREEMENTS");

         (c) the Covenant Not to Compete in favor of Wyle duly executed by and on behalf of Krug in substantially the form attached hereto as Exhibit 6.6(c) (the "COVENANT NOT TO COMPETE");

         (d) the Transitional Services Agreement duly executed by and on behalf of Krug in substantially the form attached hereto as Exhibit 6.6(d) (the "TRANSITIONAL SERVICES AGREEMENT"), provided that such agreement when executed shall be reasonably acceptable in form and substance to Wyle;

         (e) the Investment Representation Letter duly executed by and on behalf of Krug in substantially the form attached hereto as Exhibit 6.6(e) (the "INVESTMENT REPRESENTATION LETTER"); and

         (f) the Agreement Regarding Employee Benefits duly executed by and on behalf of Krug in substantially the form attached hereto as Exhibit 6.6(e) (the "AGREEMENT REGARDING EMPLOYEE BENEFITS"), provided that such agreement when executed shall be reasonably acceptable in form and substance to Wyle.

                                   ARTICLE 7

                               COVENANTS OF WYLE

                 Wyle agrees that:

         SECTION 7.1 Conduct of Wyle. From the date hereof until the Effective Time, except as contemplated by this Agreement, Wyle shall conduct its business in the ordinary course consistent with past practices and shall use its best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present directors, officers and employees to the end that Wyle's goodwill and ongoing businesses shall not be impaired in any material respect. Without limiting the generality of the foregoing, from the date hereof until the Effective Time without the Companies' prior written consent:

         (a) Wyle will not adopt or propose any change in its certificate of incorporation or bylaws, except as contemplated in this Agreement;

         (b) Wyle will not merge or consolidate with any other Person or acquire a material amount of assets of any other Person;

         (c) Wyle will not sell, lease, license or otherwise dispose of any assets or property material to the business of Wyle, except in the ordinary course of business consistent with past practices;

         (d) Wyle will not take or agree or commit to take any action that it could make any representation and warranty of the Companies hereunder inaccurate in any material respect at the Effective Time;

         (e) Wyle will not declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, or subdivide, re-classify, recapitalize, split, combine or exchange any of its shares of capital stock, except as contemplated in this Agreement;

         (f) Wyle will not incur any indebtedness for borrowed money or make any loans or advances, except in the ordinary course of business and as disclosed in Section 5.7 of the Wyle Disclosure Schedule;

         (g) Wyle will not increase the compensation payable or to become payable to any of the directors, officers or employees of Wyle, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or employee of Wyle, or establish, adopt, enter into or amend in any material respect or take action to accelerate any rights or benefits under any collective bargaining agreement or any employee benefit plan, agreement or policy;

         (h) Wyle will not take any action, other than actions in the ordinary course of business and consistent with past practices, with respect to accounting policies or procedures (including tax accounting policies and procedures);

         (i) Wyle will not mortgage or otherwise encumber or subject to any Lien any of its properties or assets, except for Liens in connection with loans or advances permitted by clause (f) above;

         (j) Wyle will not acquire any securities or, or make any investment in, any Subsidiary; and

         (k)     Wyle will not agree or commit to do any of the foregoing.

         SECTION 7.2 Avoidance of Breach. Wyle will not to take or agree or commit to take any action that it reasonably expects would make any representation and warranty of Wyle hereunder inaccurate in any material respect at the Effective Time.

         SECTION 7.3 Access to Information. From the date hereof until the Effective Time, subject to the restrictions contained in agreements with third parties (if Wyle has used reasonable efforts to obtain the consent of such third party), prohibitions required by law or privileged communications, the disclosure of which would result in a loss of such privilege, Wyle will give the Companies, their attorneys, financial advisors, auditors and other authorized representatives full access within normal working hours, to the offices, properties, books and records of Wyle, will furnish to the Companies such financial and operating data and other information as such Persons may reasonably request (including examination of contract profitability, DCAA status, employee benefits, agreements, pending and threatened litigation, obligations and items comprising each of the balance sheets included in the Wyle Financial Statements) and will instruct Wyle's employees, attorneys and financial advisors to cooperate with the Companies in their investigation of the business of Wyle; provided, however, that no investigation pursuant to this Section shall affect any representation or warranty given by Wyle to the Companies hereunder.

         SECTION 7.4 Notices of Certain Events. Wyle shall promptly notify the Companies of:

                 (i) any written notice or other written communication to Wyle from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;


                 (ii) any written notice or other written communication to Wyle from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

                 (iii) any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of Wyle threatened, against Wyle relating to or involving or otherwise affecting Wyle which relate to the consummation of the transactions contemplated by this Agreement.


         SECTION 7.5 Additional Agreements. At the Closing, Wyle shall deliver or cause to be delivered to Krug the following Additional Agreements:

                 (a) the Stockholders Agreement duly executed by and on behalf of Wyle and eighty percent (80%) of the holders of the issued and outstanding capital stock of Wyle;

                 (b) copies of each of the Employment Agreements duly executed by and on behalf of Wyle in favor of each of the existing President and Chief Financial Officer of KLSI, respectively;

                 (c) the Transitional Services Agreement duly executed by and on behalf of Wyle, provided that such agreement when executed shall be reasonably acceptable in form and substance to Krug; and

                 (d) the Agreement Regarding Employee Benefits duly executed by and behalf of Wyle, provided that such agreement when executed shall be reasonably acceptable in form and substance to Krug.


                                   ARTICLE 8

                            COVENANTS OF THE PARTIES

                 The parties hereto agree and, with respect to the stockholders of Wyle, Wyle will cause such stockholders to perform such obligation, such that:

         SECTION 8.1 Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws to (a) ensure that all Government Contracts shall remain in full force and effect following the consummation of the Merger and/or (b) consummate the transactions contemplated by this Agreement.

         SECTION 8.2 Certain Filings. The Companies and Wyle shall cooperate with each other in determining whether any action by or in respect of, or filing or submission under the HSR Act is required, in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

         SECTION 8.3 Public Announcements. Wyle, Krug and the Companies will consult with each other before issuing any press release or making any public announcement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by Applicable Law, will not issue any such press release or make any such public announcement prior to such consultation.

         SECTION 8.4 Further Assurances. From and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Companies, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Companies, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Companies acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

         SECTION 8.5 Conveyance Taxes. Wyle, Krug and the Companies shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar Taxes which become payable in connection with the transactions contemplated hereunder that are required or permitted to be filed on or before the Effective Time.

         SECTION 8.6 Notification of Certain Matters. Each of Krug and the Companies shall give prompt written notice to Wyle, and Wyle shall give prompt written notice to Krug, of (a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (b) any failure of Krug, the Companies or Wyle, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 8.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         SECTION 8.7 Stock Option. The parties hereto agree to cause the Surviving Corporation, promptly following the Effective Time, to issue options to purchase up to an aggregate of six hundred ten thousand three hundred ten (610,310) shares of its Common Stock to those individuals listed on Schedule
8.7 attached hereto and, concurrently with the issuance of such options, an option to Krug to purchase up to three hundred seventy-four thousand sixty (374,060) shares of its Common Stock. The options to be issued to the individuals shall be evidenced by option agreements substantially in form of
Exhibit 8.7A attached hereto, and the
option to be issued to Krug shall be evidenced by an option agreement substantially in form of Exhibit 8.7B attached hereto, such issuance to be provided for in the Stockholders Agreement.

                                   ARTICLE 9

                            CONDITIONS TO THE MERGER

         SECTION 9.1 Conditions to the Obligations of All Parties. The obligations of Krug, the Companies and Wyle to consummate the Merger are subject to the satisfaction prior to the Closing of the following conditions:

                 (a) Any applicable waiting period under the HSR Act (including any extensions thereof) relating to the Merger shall have expired or shall have been terminated;

                 (b) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger, provided that a party may terminate this Agreement for the reasons set forth herein if such party has used all reasonable efforts to remove such judgment, injunction order or decree;

                 (c) All actions by or in respect of or filings with any Governmental Authority and all other consents required to permit the consummation of the Merger shall have been made or obtained;

                 (d) Wyle shall have completed a recapitalization of its capital stock and the capital stock of Wyle shall be as set forth in
         Section 5.6(b) hereof;

                 (e) All applicable registration requirements of the 1933 Act, the 1934 Act or any applicable federal and state securities or Blue Sky laws shall have been satisfied or exemptions from such registration requirements have been obtained; and

                 (f) The parties hereto, at the expense of Wyle but with reasonable assistance from Krug, shall have arranged for the release of Krug as a guarantor under the terms of the Loan Agreement.

         SECTION 9.2 Conditions to the Obligations of Wyle. The obligations of Wyle to consummate the Merger are subject to the satisfaction of the following further conditions:

                 (a) Each of the Companies shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing, the representations and warranties of each of the Companies contained in this Agreement and in any officer's certificate delivered by it pursuant hereto shall be true in all material respects at and (except to the extent that such representations and warranties speak only as of an earlier date) as of the Closing as if made at and as of such time and Wyle shall have received a certificate signed by the President or Chairman of the Board of Directors of each the Companies to the foregoing effect;

                 (b) No court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Merger or the effective operation of the business of the Companies, after the Effective Time, and no proceeding (i) challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Merger; and (ii) seeking to restrain or prohibit Wyle's ownership or operation (or that of its respective subsidiaries or Affiliates) of all or any material portion of the business or assets of the Companies, or of Wyle and its subsidiaries, or to compel Wyle or any of its subsidiaries or Affiliates to dispose of or hold separate all or any material portion of the business or assets of the Companies;

                 (c) There shall be no action taken, or any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to the Merger, by any court or Governmental Authority other than any applicable the waiting period provisions of the HSR Act (including any extensions thereof), in effect at the Closing that is likely, directly or indirectly, to result in any of the consequences referred to in clauses (i) through
         (ii) of paragraph (b) above;

                 (d) Wyle shall not have received any communication from the Department of Justice or Federal Trade Commission (each, an "HSR AUTHORITY") (which communication shall be confirmed to the other parties by the HSR Authority) that causes such party reasonably to believe that any HSR Authority has authorized the institution of litigation challenging, impairing or diminishing the benefits with respect to any of the transactions contemplated by this Agreement;

                 (e) Each of the Companies shall have delivered to Wyle at the Closing a certificate of the good standing of the Companies from the Ohio Secretary and each state in which each of the Companies is qualified to do business, in each case dated as of a reasonably recent date, a certified copy of resolutions adopted by the Boards of Directors of the Companies authorizing the Agreement and the transactions contemplated hereby and a certified copy of resolution adopted by the shareholders of the Companies approving this Agreement and the transactions contemplated hereby, including the terms and conditions of the plan of merger contained herein;

                 (f) Wyle shall have received or be satisfied that it, Krug or the Companies will receive all consents and approvals contemplated by the Companies' Disclosure Schedule and related to
         Section 4 above or otherwise material in connection with the consummation of the Merger or to enable the Surviving Corporation to continue to carry on the business of the Companies as presently conducted in all material respects;

                 (g) Each of the Companies shall have executed the Delaware Certificate of Merger and the Ohio Certificate of Merger (and any other documents required to be filed in connection with the Merger) and all necessary arrangements shall have been made for the filing of the Delaware Certificate of Merger with the Delaware Secretary in accordance with Delaware Law and for the filing of the Ohio Certificate of Merger with the Ohio Secretary in accordance with Ohio law.

                 (h) There shall be no options, warrants or other rights to acquire any debt or equity securities of the Companies which are then outstanding or exercisable;

                 (i) Wyle shall have received from Krug the Stockholders Agreement duly executed by and on behalf of Krug;

                 (j) Wyle shall have received from KLSI the Employment Agreements duly executed by each of the existing President and Chief Financial Officer of KLSI, respectively;

                 (k) Wyle shall have received from Krug the Covenant Not to Compete duly executed by and on behalf of Krug;

                 (l) Wyle shall have received from Krug the Transitional Services Agreement, reasonably acceptable in form and substance to Wyle and duly executed by and on behalf of Krug;

                 (m) Wyle shall have received from Krug the Agreement Regarding Employee Benefits, reasonably acceptable in form and substance Wyle and duly executed by and on behalf of Krug;

                 (n) The total debt under the Loan Agreement shall not exceed Six Million Three Hundred Thirty-Three Thousand Dollars ($6,333,000);

                 (o) Wyle shall have received from Krug the Investment Representation Letter duly executed by and on behalf of Krug; and

                 (p) Wyle shall have received from Krug the stock certificates evidencing Krug's ownership of the Companies' Shares free and clear of all Liens.

         SECTION 9.3 Conditions to the Obligations of the Companies. The obligations of each of the Companies to consummate the Merger are subject to the satisfaction of the following further conditions:

                 (a) Wyle shall have performed in all material respects all of its respective obligations hereunder required to be performed by it at or prior to the Closing, the representations and warranties of Wyle contained in this Agreement and any officer's certificate delivered by Wyle pursuant hereto shall be true in all material respects at and as of the Closing as if made at and as of such time (except to the extent that such representations and warranties speak only as of an earlier date) and each of the Companies shall have received a certificate signed by the President or Chairman of the Board of Directors of Wyle to the foregoing effect;

                 (b) No court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Merger or the effective operation of the business of the Companies or Wyle, after the Effective Time, and no proceeding
         (i) challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Merger; or (ii) seeking to restrain or prohibit Wyle's ownership or operation (or that of its respective subsidiaries or Affiliates) of all or any material portion of the business or assets of the Companies, or of Wyle and its subsidiaries, or to compel Wyle or any of its subsidiaries or Affiliates to dispose of or hold separate all or any material portion of the business or assets of the Companies; or (iii) seeking to restrain or prohibit Krug's prospective ownership of Series A-1 Preferred Stock, Series B Preferred Stock and Series D Preferred Stock;

                 (c) There shall be no action taken, or any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to the Merger, by any court or Governmental Authority other than any applicable the waiting period provisions of the HSR Act (including any extensions thereof), in effect at the Closing that is likely, directly or indirectly, to result in any of the consequences referred to in clauses (i) through
         (iii) of paragraph (b) above;

                 (d) Wyle shall not have received any communication from the HSR Authority (which communication shall be confirmed to the other parties by the HSR Authority) that causes such party reasonably to believe that any HSR Authority has authorized the institution of litigation challenging, impairing or diminishing the benefits with respect to any of the transactions contemplated by this Agreement;

                 (e)      Wyle shall have delivered to Companies at the Closing
         (i) a certificate of the good standing of Wyle from the Delaware Secretary dated as of a reasonably recent date, (ii) a certified copy of resolutions adopted by its Board of Directors authorizing the Agreement and the transactions contemplated thereby and (iii) a certified copy of resolutions adopted by its stockholders approving this Agreement and the transactions contemplated hereby (including without limitation the terms and conditions of the plan of merger contained herein);

                 (f) The Companies shall have received or be satisfied that Wyle will receive all consents and approvals contemplated by the Wyle Disclosure Schedule and related to Section 5 above or otherwise material in connection with the consummation of the Merger.

                 (g) Wyle shall have executed the Delaware Certificate of Merger and the Ohio Certificate of Merger (and any other documents required to be filed in connection with the Merger) and, prior to the Closing, all necessary arrangements shall have been made for the filing of the Delaware Certificate of Merger with the Delaware Secretary in accordance with Delaware Law and for the filing of the Ohio Certificate of Merger with the Ohio Secretary in accordance with Ohio Law;

                 (h) Krug shall have received from Wyle a certified copy of the Restated Certificate, the Series A Designations, the Series B Designations and the Series D Designations;

                 (i) There shall be no options, warrants or other rights to acquire any debt or equity securities of Wyle which are then outstanding or exercisable except as set forth in Section 5.6(f) of the Wyle Disclosure Schedule;

                 (j) Krug shall have received from Wyle the Stockholders Agreement duly executed by and on behalf of Wyle and eighty percent (80%) of the holders of the issued and outstanding capital stock of Wyle;

                 (k) KLSI shall have received from Wyle the Employment Agreements duly executed by and on behalf of Wyle in favor of each of the existing President and Chief Financial Officer of KLSI, respectively;

                 (l) Krug shall have received from Wyle the Transitional Services Agreement, reasonably acceptable in forma and substance to Krug and duly executed by and on behalf of Wyle; and

                 (m) Krug shall have received from Wyle the Agreement Regarding Employee Benefits reasonably acceptable in form and substance to Krug and duly executed by and on behalf of Wyle.


                                   ARTICLE 10

                                  TERMINATION

         SECTION 10.1 Termination. This Agreement may be terminated and the Merger may be abandoned by the Boards of Directors of Wyle and the Companies, respectively, at any time prior to filing of the Delaware Certificate of Merger and the Ohio Certificate of Merger

(notwithstanding any approval of this Agreement by the shareholders of Krug, or the Companies or by the stockholders of Wyle) as provided hereunder as follows:

                 (a)      by mutual written consent of the Companies and Wyle;

                 (b) by either the Companies or Wyle, if the Merger has not been consummated by March 31, 1998, provided, however, that the right to terminate under this Section 10.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before such date;

                 (c) by either the Companies or Wyle, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Wyle, the Companies or Krug from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and non-appealable;

                 (d) by Wyle, if any representation or warranty made by the Companies (including representations and warranties made by Companies with respect to Krug) in this Agreement shall not be true and correct in all material respects when made, or the Companies shall have failed to observe or perform in any material respect any of its agreements or obligations under this Agreement; and

                 (e) by the Companies, if any representation or warranty made by Wyle in this Agreement shall not be true and correct in all material respects when made, or Wyle shall have failed to observe or perform in any material respect any of its agreements or such obligation under this Agreement.

The party desiring to terminate this Agreement pursuant to clauses (b), (c),
(d), or (e) shall give written notice of such termination to the other party or parties in accordance with Section 12.1.

         SECTION 10.2 Effect of Termination. If this Agreement is terminated pursuant to Section 10.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except for liability for Transaction Expenses (as defined below) as set forth in Section 12.3 hereof.

                                   ARTICLE 11

                                    SURVIVAL

                 This Agreement and the representations, warranties and covenants of the Companies set forth herein, including any representation, warranty or covenant made by the Companies with respect to Krug, or in any exhibit or schedule hereto or in other certificate or document delivered pursuant hereto, shall not survive the Closing and subsequent to the Closing shall be of no further force or effect. Notwithstanding any other Section or Article hereof, Krug makes no representation, warranty, covenant or agreement in this Agreement, is not a party hereto, and no reference herein to Krug shall be interpreted to bind Krug to this Agreement. This Agreement and the representations, warranties and covenants of Wyle set forth herein or in any exhibit or schedule hereto or in other certificate or document delivered pursuant hereto, shall not survive the Closing and subsequent to Closing shall be of no further force or effect.

                                   ARTICLE 12

                                 MISCELLANEOUS

         SECTION 12.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,




                 if to Wyle to:

                          Wyle Laboratories, Inc.
                          128 Maryland Street
                          El Segundo, California  90245
                          Attention:  F. Stephen Wyle
                          Telecopy:  (310) 640-6826

                          with a copy to:

                          Sanders, Barnet, Goldman, Simons & Mosk
                          A Professional Corporation
                          1901 Avenue of the Stars, Suite 850
                          Los Angeles, California  90067
                          Attention:  Michael Sanders, Esq.
                          Telecopy:  (310) 553-2435

                 if to Companies and/or Krug to:

                          Krug Life Sciences, Inc. and
                              Technology/Scientific Services, Inc.
                          1290 Hercules Drive, Suite 120
                          Houston, Texas 77058
                          Attention: Charles Linn Haslam
                          Telecopy:  (202) 537-5903

                          and

                          Krug International Corporation
                          4620 Sedwick Street, NW
                          Washington, DC 20016
                          Attention: Charles Linn Haslam
                          Telecopy:  (202) 537-5903
                          with a copy to:

                          Smith, Gambrell & Russell, L.L.P.
                          1230 Peachtree Street, N.E.
                          Suite 3100, Promenade II
                          Atlanta, Georgia  30309-3592
                          Attention:  Howard Turner, Esq.
                          Telecopy:  (404) 815-3500

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate telecopy confirmation is received or (ii) if given by any other means, when delivered at the address specified in this Section.

         SECTION 12.2

         (a)     Amendments; No Waivers.    Prior to the filing of the Delaware
Certificate of Merger and the Ohio Certificate of Merger, any provision of this Agreement may be amended or waived by the respective Boards of Directors of Wyle and the Companies (notwithstanding approval of the Merger by their respective stockholders) if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Companies and Wyle or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that, upon the approval of this Agreement by Krug as the sole shareholder of KLSI or TSSI or by the stockholders of Wyle, the Boards of Directors of TSSI, KLSI and Wyle shall not be authorized to amend this Agreement to do any of the following:

               (A)    alter or change the Merger Consideration;

               (B)    alter or change any terms of the Restated Certificate; and

               (C) alter or change any other terms and conditions of the Agreement if any of the alteration or changes, alone or in the aggregate, would adversely affect the holders of any class or series of shares of TSSI, KLSI or Wyle.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The





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
rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 12.3 Fees and Expenses. The Surviving Corporation shall pay for the reasonable Transaction Expenses of the parties hereto related to the Merger or the transactions contemplated herein. "TRANSACTION EXPENSES" include all costs of due diligence investigations, negotiation, execution and closing of the Merger and the transactions contemplated herein, including legal, accounting and investment advisory fees and expenses related to the Merger, including any fees payable to Quarterdeck following the consummation of the Merger as set forth in Section 12.3 of the Companies' Disclosure Schedule. Notwithstanding the foregoing, each party hereto shall bear its Transaction Expenses if this Agreement is terminated pursuant to Section 10.1(a), 10(b) (subject to the proviso therein) or Section 10.1(c) hereof. If this Agreement is terminated by a party hereto pursuant to Section 10.1(b), Section 10.1(d) or Section 10.1(e) hereof as a result of another party hereto having breached any of its material agreements, obligations or representations under this Agreement, the terminating party shall be entitled as its sole remedy hereunder to recover its reasonable out-of-pocket Transaction Expenses from the party that breached.

         SECTION 12.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that Wyle may transfer such rights and obligations or assign the same, in whole or from time to time in part, to one or more of its wholly-owned subsidiaries (whether direct or indirect) but any such transfer or assignment will not relieve Wyle of its obligations hereunder.

         SECTION 12.5 Governing Law. This Agreement shall be governed and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         SECTION 12.6 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective duly authorized officers as of the day and year first above written.





                                  KRUG LIFE SCIENCES INC.



                                  By:/s/ Charles Linn Haslam
                                     -------------------------------------------
                                  Name: Charles Linn Haslam
                                       -----------------------------------------
                                  Title:   Chairman and Chief Executive Officer
                                        ----------------------------------------


                                  TECHNOLOGY/SCIENTIFIC SERVICES CORPORATION




                                  By:/s/ Charles Linn Haslam
                                     -------------------------------------------
                                  Name: Charles Linn Haslam
                                       -----------------------------------------
                                  Title:   Chairman and Chief Executive Officer
                                        ----------------------------------------


                                  WYLE LABORATORIES, INC.


                                  By:  /s/ F. Stephen Wyle
                                     -------------------------------------------
                                  Name:  F. Stephen Wyle
                                       -----------------------------------------
                                  Title:   Chairman of the Board
                                        ----------------------------------------





                                       64